EXHIBIT 3

           Contractual Arrangements of the Third Alliance Transaction

                                Contained in the

                            Third Alliance Agreement

        With Respect to Matters Disclosed in Item 4 and 6 of Schedule 13D

                                     Part 1

                         DEFINITIONS AND INTERPRETATION

Definitions

1.1 In this Exhibit, except as otherwise expressly provided or unless the context otherwise requires,

     (a) Acquisition and Plan of Merger Agreement means the Acquisition and Plan of Merger Agreement dated October 2, 2001, among DCX, DaimlerChrysler North America Holding Corporation, DCX Holdco Inc., Ford, Ford Global Technologies Inc., Ford Electric Drive Holdings Company, DBF Pref Share Holdings Inc., Ballard and Ballard Power Corporation,

     (b) Affiliate of, or a Person Affiliated with, a particular Person means a Person that, directly or indirectly, controls, is under common control with or is controlled by the specified Person,

     (c) Aggregate Cap, in respect of an Equity Financing, means the number of Equity Securities equal to the amount by which

          (i)  the  Aggregate   Maximum   Percentage  of  the  total  number  of
          outstanding Ballard Common Shares, calculated on a Fully Issued basis,

     exceeds

          (ii) the total number of outstanding Ballard Common Shares owned by the members of the DCX and Ford Groups immediately before the completion of such Equity Financing,

     (d) Aggregate Maximum Percentage means 42.5%,

     (e) Ballard means Ballard Power Systems Inc.,

     (f) Ballard Base Shareholder means, at any particular time, DCX, as long as one or more members of the DCX Group owns all of the Base DCX Ballard Shares, and Ford, as
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                                      -2-


     long as one or more members of the Ford Group owns all of the Base Ford BPS Shares, at such time,

     (g) Ballard Common Shares means at any particular time Common shares in the capital of Ballard at such time,

     (h) Ballard Group means, at any particular time, Ballard and each Person that is a subsidiary of Ballard at such time,

     (i) Base Ballard Shares means,

          (i) with respect to DCX, the Base DCX Ballard Shares, and

          (ii) with respect to Ford, the Base Ford BPS Shares,

     (j) Base DCX Ballard Shares means, collectively,

          (i) all Ballard Common Shares owned by the members of the DCX Group on the Closing Date, other than Ballard Common Shares issued pursuant to ss.2.1(a),

          (ii) all Base  Ford BPS  Shares  purchased  from a member  of the Ford
          Group,

          (iii) the Ballard Common Shares that DCX is treated as owning pursuant to ss.3.7, and

          (iv) the Ballard Common Shares issued by Ballard to DCX pursuant to the Forward Exchange Agreement after such Ballard Common Shares are issued,

     and including all additional Ballard Common Shares derived from such shares as a result of a reclassification, reorganization or subdivision of Ballard Common Shares or from an issuance of any stock dividend in respect of such shares,

     (k) Base Ford BPS Shares means, collectively,

          (i) all Ballard Common Shares owned by the members of the Ford Group on the Closing Date, other than Ballard Common Shares issued pursuant to ss.2.2(a) ,

          (ii) all Base DCX Ballard Shares purchased from a member of the DCX Group,

          (iii) the Ballard Common Shares, if any, that Ford is treated as owning pursuant to ss.3.8, and

          (iv) the Ballard Common Shares, if any, issued by Ballard to Ford pursuant to the Forward Exchange Agreement, or acquired by Ford from DCX after Ballard issues such Ballard Common Shares to DCX, after such shares are issued to, or acquired by, Ford,
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                                      -3-

     and including all additional Ballard Common Shares derived from such shares as a result of a reclassification, reorganization or subdivision of Ballard Common Shares or from an issuance of any stock dividend in respect of such shares,

     (l) Business Day means a day that is not a Saturday or a Sunday or a Canadian federal, British Columbia provincial, German federal, Baden-Wurttemberg state, United States of America federal or Michigan state holiday and a day that is not within the period from December 24 of one year through January 1 of the next year,

     (m) Canada Business Corporations Act means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended,

     (n) Canadian Dollar or Cdn.$ means a Canadian dollar or the basic unit of Canadian legal tender commonly used in Canada,

     (o) Circular Bid means an offer made and delivered to all holders of Ballard Common Shares by way of a bid circular prepared in the form provided for under applicable securities laws,

     (p) Class A Share means the Class A share in the capital of Ballard issued to DBF Holdings pursuant to Part 6 of the Acquisition and Plan of Merger Agreement,

     (q) Class B Share means the Class B share in the capital of Ballard issued to DBF Holdings pursuant to Part 6 of the Acquisition and Plan of Merger Agreement,

     (r) Closing means the completion of the transactions contemplated by the Acquisition and Plan of Merger Agreement,

     (s) Closing Date means November 30, 2001,

     (t) DBF Holdings means DBF Pref Share Holdings Ltd.,

     (u) DBF Class A Common Shares means the Class A Common shares in the capital of DBF Holdings,

     (v) DBF Class B Common Shares means the Class B Common shares in the capital of DBF Holdings,

     (w) DBF Class C Common Shares means the Class C Common shares in the capital of DBF Holdings,

     (x) DBF Shares means, collectively, the DBF Class A Common Shares, DBF Class B Common Shares and DBF Class C Common Shares,

     (y) DCX means DaimlerChrysler AG,

     (z) DCX Group means, at any particular time, DCX and each Person that is a subsidiary of DCX at such time,
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                                      -4-

     (aa) DCX Group Cap, in respect of an Equity Financing, means the number of Equity Securities by which

          (i) the lesser of

               (A) the Aggregate Cap for such Equity Financing, and

               (B) the total number of Equity Securities offered for sale in such Equity Financing exceeds

          (ii) the lesser of

               (A) the maximum number of Equity Securities specified in Ford's Participation Notice for such Equity Financing, and

               (B) the number of Ballard Common Shares equal to the product obtained when

                    (I) the lesser of

                        1. the Aggregate Cap for such Equity Financing, and

                        2. the total number of Equity Securities offered for
                           sale in such Equity Financing

               is multiplied by

                    (II) the quotient obtained when

                        1. the Ford Proportion,

                    is divided by

                        2. the aggregate of the DCX Proportion and the Ford Proportion.

          The DCX Group Cap is calculated as follows:

          (lesser of A & B) - (lesser of C & [(lesser of A & B ) * (D / E)]),

          where:

          A=   Aggregate Cap for such Equity Financing,
          B=   Total number of Equity Securities offered for sale in such Equity
               Financing,
          C=   The  maximum  number of  Equity  Securities  specified  in Ford's
               Participation Notice for such Equity Financing,
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                                      -5-



          D=   The Ford Proportion, and
          E=   The aggregate of the DCX Proportion and the Ford Proportion,

     (bb) DCX Proportion, means 0.2332, subject to adjustment pursuant to ss.2.6,

     (cc) Equity Financing means a financing undertaken by Ballard on or after the Closing Date, by way of the issuance and sale of Equity Securities for cash or cash equivalent consideration, but does not include the issuance of

               (i) Equity Securities by Ballard to one or more members of the DCX Group pursuant to a private placement under ss.2.14,

               (ii) Equity Securities by Ballard to one or more members of the Ford Group pursuant to a private placement under ss.2.15,

               (iii) Equity Securities under the share option and incentive plans of Ballard for its directors, officers, employees and consultants,

               (iv) any warrants that are currently issued and outstanding or any Equity Securities issued upon the exercise of such warrants, or

               (v) Equity Securities for property that is acquired by one or more members of the Ballard Group,

     (dd) Equity Security means any security of Ballard that carries a right to vote at meetings of holders of Ballard Common Shares or a residual right to participate in the earnings of Ballard and, upon the liquidation or winding-up of Ballard, its assets, and includes any security that is convertible into or exchangeable for such a security,

     (ee) Ford means Ford Motor Company,

     (ff) Ford Group means, at any particular time, Ford and each Person that is a subsidiary of Ford at such time,

     (gg) Ford Group Cap, in respect of an Equity Financing, means the number of Equity Securities by which

          (i) the lesser of

               (A) the Aggregate Cap for such Equity Financing, and

               (B) the total number of Equity Securities offered for sale in such Equity Financing exceeds

          (ii) the lesser of
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                                      -6-

               (A) the maximum number of Equity Securities specified in DCX's Participation Notice for such Equity Financing, and

               (B) the number of Ballard Common Shares equal to the product obtained when

                    (I) the lesser of

                        1. the Aggregate Cap for such Equity Financing, and

                        2. the total number of Equity Securities offered for
                           sale in such Equity Financing

               is multiplied by

                    (II) the quotient obtained when

                        1. the DCX Proportion,

                    is divided by

                        2. the aggregate of the DCX Proportion and the Ford Proportion.

          The Ford Group Cap is calculated as follows:

          (lesser of A & B) - (lesser of C & [(lesser of A & B ) * (D / E)]),

          where:

          A=   Aggregate Cap for such Equity Financing,
          B=   Total number of Equity Securities offered for sale in such Equity
               Financing,
          C=   The  maximum  number  of  Equity  Securities  specified  in DCX's
               Participation Notice for such Equity Financing,
          D=   The DCX Proportion,
          E=   The aggregate of the DCX Proportion and the Ford Proportion,

     (hh) Ford Proportion, means 0.1918, subject to adjustment pursuant to ss.2.7,

     (ii) Forward Exchange Agreement means the Forward Exchange Agreement between DCX and Ballard dated November 30, 2001,

     (jj) Fully Diluted in respect of a number of outstanding Ballard Common Shares means the number of outstanding Ballard Common Shares calculated as if every security that is convertible or exchangeable into or otherwise entitles the holder thereof to acquire Ballard Common Shares had been converted, exchanged or exercised,

     (kk) Fully Issued in respect of an Equity Financing or issuance of Equity Securities pursuant to ss.2.14 or ss.2.15 means the number of Ballard Common Shares outstanding immediately after such Equity Financing or issuance of Equity Securities calculated as if
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                                      -7-

          (i) every Equity Security offered for sale under such Equity Financing or to be issued pursuant to ss.2.14 or ss.2.15 is issued, and

          (ii) every Equity Security issued pursuant to the Equity Financing or pursuant to ss.2.14 or ss.2.15 that is convertible or exchangeable into, or otherwise carries the right to acquire Ballard Common Shares had been converted, exchanged or exercised, as the case may be,

     (ll) Governmental Authority means, the government of Canada, the government of a Canadian province or territory, the government of Germany, the government of a German state, the government of the United States of America, the government of an American state or territory and the government of any other applicable country or state, and each ministry, department, commission, board, bureau or other agency of, or municipality, regional district or other local governing body established by, any such government, or other political subdivision thereof, and includes any Person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government, including the European Commission,

     (mm) Group means, with respect to a Person, at any particular time, that Person and each Person that is a subsidiary of it at that time,

     (nn) Notice of Intention means a notice given by Ballard to the Ballard Base Shareholders of Ballard's intention to undertake an Equity Financing pursuant to ss.2.8,

     (oo) Notice of Pricing means a notice given by Ballard to the Ballard Base Shareholders pursuant to ss.2.8 of the final price of an Equity Security to be offered for sale under an Equity Financing and the other terms of the Equity Financing,

     (pp) Offer means an offer made by DCX or Ford to the other of them to sell Base Ballard Shares pursuant to ss.4.10,

     (qq) Offered Shares means all of the shares to be offered for sale by DCX or Ford to the other of them pursuant to ss.4.10,

     (rr) Offeree has the meaning ascribed to that term in ss.4.10,

     (ss) Offeror has the meaning ascribed to that term in ss.4.10,

     (tt) Participation Notice means the written notice to Ballard by a Ballard Base Shareholder pursuant to ss.2.9 indicating such Party's irrevocable agreement to participate in an Equity Financing,

     (uu) Person means an individual, corporation, body corporate, firm, limited liability company, partnership, syndicate, joint venture, society, association, trust or unincorporated organization or governmental authority or trustee, executor, administrator or other legal representative,

     (vv)  Private  Placement   Subscription   means  the  irrevocable   written
     subscription delivered to Ballard by DCX pursuant to ss.2.10 or by Ford pursuant to ss.2.11 to purchase Equity Securities,

     (ww) Takeover Bid means an offer made to any Person to acquire Ballard Common Shares or other securities convertible into or exchangeable for Ballard Common Shares where the Ballard Common Shares and any such other securities subject to such offer, together with the offeror's Ballard Common Shares and other securities convertible into or exchangeable for Ballard Common Shares, which for the purposes of calculation are deemed to have been so converted or exchanged, constitute in the aggregate 20% or more of the Ballard Common Shares outstanding at the date of such offer,

     (xx) Third Alliance Agreement means the Third Alliance Agreement dated November 30, 2001 between DCX, Ford, Ballard and DBF,

     (yy) Third Party in relation to a Party means a Person with which that Party deals at arm's length and that is not an Affiliate of that Party, and

     (zz) United States Dollar, USD or US$ means a United States of America dollar or the basic unit of legal tender commonly used in the United States of America.

                                     Part 2

                                BALLARD FINANCING

Participation in Follow-On Financings by DCX

2.1 DCX will, or will cause members of the DCX Group,

     (a) concurrently with execution of the Third Alliance Agreement, to subscribe for, take up, purchase and pay for, at a purchase price equal to CDN$27.185 per share, 1,103,549 Ballard Common Shares, and

     (b) subject to ss.5.2(e), ss.5.4(c) and ss.7.2, in each Equity Financing completed by Ballard on or before the third anniversary of the Closing Date, to subscribe for, take up, purchase and pay for a number of Equity Securities equal to the product obtained when the total number of Equity Securities issued pursuant to such Equity Financing is multiplied by the DCX Proportion immediately after the Closing, to a maximum total purchase price paid by members of the DCX Group for the purchase of Equity Securities pursuant to all such Equity Financings of CDN$30,000,000.

Participation in Follow-On Financings by Ford

2.2 Ford will, or will cause members of the Ford Group,

     (a) concurrently with execution of the Third Alliance Agreement, to subscribe for, take up, purchase and pay for, at a purchase price equal to CDN$27.185 per share, 919,624 Ballard Common Shares, and

     (b) subject to ss.5.3(d), ss.5.5(b)(ii) and ss.7.2, in each Equity Financing completed by Ballard on or before the third anniversary of the Closing Date, to subscribe for, take up, purchase and pay for a number of Equity Securities equal to the product obtained when the total number of Equity Securities issued pursuant to such Equity Financing is multiplied by the Ford Proportion immediately after the Closing, to a maximum total purchase price paid by members of the Ford Group for the purchase of Equity Securities pursuant to all such Equity Financings of CDN$25,000,000.

No Further Funding Obligations for Ballard

2.3 Subject to ss.2.1 and ss.2.2, no member of the DCX Group or the Ford Group will have any obligation to provide financing or render guarantees or other security for loans to any member of the Ballard Group.

DCX Straddle Financing

2.4 If, before the members of the DCX Group have purchased sufficient Equity Securities to fully satisfy DCX's obligation under ss.2.1(b), Ballard intends to undertake an Equity Financing and the number of Equity Securities offered in such Equity Financing would exceed the lowest number of Equity Securities that would need to be offered for the members of the DCX Group to fully satisfy DCX's obligation under ss.2.1(b), assuming the members of the DCX Group purchased the portion of Equity Securities offered for sale in such Equity Financing required by ss.2.1(b), then such Equity Financing will be deemed to be two Equity Financings,

     (a) one of which will be deemed to be for the lowest number of Equity Securities needed for the members of the DCX Group to fully satisfy DCX's obligation underss.2.1(b), and

     (b) one of which will be deemed to be made pursuant to ss.2.8 for the balance of Equity Securities to be offered in such Equity Financing.

Ford Straddle Financing

2.5 If, before the members of the Ford Group have purchased sufficient Equity Securities to fully satisfy Ford's obligation under ss.2.2(b), Ballard intends to undertake an Equity Financing and the number of Equity Securities offered in such Equity Financing would exceed the lowest number of Equity Securities that would need to be offered for the members of the Ford Group to fully satisfy Ford's obligation under ss.2.2(b), assuming the members of the Ford Group purchased the portion of Equity Securities offered for sale in such Equity Financing required by ss.2.2(b), then such Equity Financing will be deemed to be two Equity Financings,

     (a) one of which will be deemed to be for the lowest number of Equity Securities needed for the members of the Ford Group to fully satisfy Ford's obligation under ss.2.2(b), and
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                                      -10-

     (b) one of which will be deemed to be made pursuant to ss.2.8 for the balance of Equity Securities to be offered in such Equity Financing.

Adjustment to the DCX Proportion

2.6 The DCX Proportion will be adjusted immediately after

     (a) an acquisition by a member of the DCX Group of Ballard Common Shares, other than the acquisition of Ballard Common Shares pursuant to ss.2.1(a), by adding to the DCX Proportion immediately before such acquisition the amount, if any, by which

          (i) the proportion of the outstanding Ballard Common Shares owned by the members of the DCX Group immediately after such acquisition exceeds

          (ii) the greater of

               (A) the DCX Proportion immediately before such acquisition, and

               (B) the proportion of the outstanding Ballard Common Shares owned
               by  the  members  of  the  DCX  Group  immediately   before  such
               acquisition,

     (b) an acquisition by a member of the Ford Group of Ballard Common Shares, by subtracting the amount, if any, by which the Ford Proportion has been increased pursuant to ss.2.7, and

     (c) an issuance of Ballard Common Shares as consideration for an acquisition of property from a Person other than a member of the DCX Group or the Ford Group that was required to be approved, and was approved under ss.6.22, ss.6.23 or ss.6.24, by subtracting the amount by which the proportion of the outstanding Ballard Common Shares owned by the members of the DCX Group decreased as a result of the issuance of such Ballard Shares.

Adjustment to the Ford Proportion

2.7 The Ford Proportion will be adjusted immediately after

     (a) an acquisition by a member of the Ford Group of Ballard Common Shares, other than the acquisition of Ballard Common Shares pursuant to ss.2.2(a), by adding to the Ford Proportion immediately before such acquisition the amount, if any, by which

          (i) the proportion of the outstanding Ballard Common Shares owned by the members of the Ford Group immediately after such acquisition exceeds

          (ii) the greater of
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                                      -11-

               (A) the Ford Proportion immediately before such acquisition, and

               (B) the proportion of the outstanding Ballard Common Shares owned by the members of the Ford Group immediately before such acquisition,

     (b) an acquisition by a member of the DCX Group of Ballard Common Shares, by subtracting the amount, if any, by which the DCX Proportion has been increased pursuant to ss.2.6, and

     (c) an issuance of Ballard Common Shares as consideration for an acquisition of property from a Person other than a member of the DCX Group or the Ford Group that was required to be approved, and was approved under ss.6.22, ss.6.23 or ss.6.24, by subtracting the amount by which the proportion of the outstanding Ballard Common Shares owned by the members of the Ford Group decreased as a result of the issuance of such Ballard Shares.

Participation in Equity Financings

2.8 If and when Ballard intends to undertake an Equity Financing, other than an Equity Financing in which DCX and Ford are required to participate pursuant to ss.2.1 or ss.2.2, at a time when the members of the DCX Group and the Ford Group, if members of both Groups own Ballard Common Shares at such time or, if no member of one such Group owns Ballard Common Shares at such time, the members of the other such Group, own or would own, in the aggregate, as the result of the completion of such Equity Financing, assuming that no member of either the DCX Group or the Ford Group participates in such Equity Financing, less than the Aggregate Maximum Percentage of the outstanding Ballard Common Shares, calculated on a Fully Issued basis, Ballard will give to each Ballard Base Shareholder written notice of its intention to undertake such Equity Financing, such notice to include the anticipated approximate size of such Equity Financing (expressed in Canadian Dollars or United States Dollars), the type of such Equity Financing, the form of Equity Securities to be offered, the proposed timing of such Equity Financing, the price range (within +/- 5%) at which such Equity Financing is anticipated to be offered (expressed in Canadian Dollars or United States Dollars) and any other information which is material to such Equity Financing and is known by Ballard at the time of giving such Notice of Intention, and Ballard will, forthwith after setting the final price of the Equity Securities to be sold under such Equity Financing and the other terms of such Equity Financing, give notice of such final price and other terms to each Ballard Base Shareholder.

Participation Notice

2.9 Each Ballard Base Shareholder will, if any member of its Group wishes to participate in an Equity Financing, give Ballard written notice of such member's irrevocable agreement to so participate before the close of business in Vancouver, Canada, on the third Business Day after the delivery to the Ballard Base Shareholder of the Notice of Pricing for such Equity Financing, or such lesser time as is specified in the Notice of Pricing.

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Issuance of Equity Securities to DCX

2.10 If DCX delivers a Participation Notice to Ballard in the manner and within the time prescribed by ss.2.9 and is a Ballard Base Shareholder at the time that Equity Securities are to be issued pursuant to this ss.2.10, Ballard will issue to the members of the DCX Group specified in such notice, and such members of the DCX Group will subscribe for, take up, purchase and pay for an aggregate number of Equity Securities equal to the lesser of

     (a) the maximum number of Equity Securities specified in the Participation Notice delivered by DCX, and

     (b) the DCX Group Cap.

Issuance of Equity Securities to Ford

2.11 If Ford delivers a Participation Notice to Ballard in the manner and within the time prescribed by ss.2.9 and is a Ballard Base Shareholder at the time that Equity Securities are to be issued pursuant to this ss.2.11, Ballard will issue to the members of the Ford Group specified in such notice, and such members of the Ford Group will subscribe for, take up, purchase and pay for an aggregate number of Equity Securities equal to the lesser of

     (a) the maximum number of Equity Securities specified in the Participation Notice delivered by Ford, and

     (b) the Ford Group Cap.

Private Placement to DCX

2.12 If Ballard irrevocably commits to do an Equity Financing

     (a) within 30 days after delivery to DCX of the Notice of Intention for such Equity Financing,

     (b) at a price outside the range of pricing specified in the Notice of Intention for such Equity Financing, or

     (c) at a price that exceeds the final price specified in the Notice of Pricing for such Equity Financing,

and the members of the DCX Group and the Ford Group, if both Groups own Ballard Common Shares at the time of such commitment, or, if no member of the Ford Group owns Ballard Common Shares at such time, the members of the DCX Group own, in the aggregate, immediately after such Equity Financing, less than the Aggregate Maximum Percentage of the outstanding Ballard Common Shares, calculated on a Fully Issued basis, DCX may deliver to Ballard and Ford (if Ford is a Ballard Base Shareholder at the time of delivery of such notice), within 60 days after the completion of such Equity Financing, its irrevocable written subscription for a number of the same type of Equity Securities as offered under such Equity Financing not exceeding the maximum number permitted pursuant to ss.2.14 and ss.2.16, unless

     (d) it has exercised its right pursuant to ss.2.10 to participate in such Equity Financing, or

     (e) the members of the DCX Group have not, in respect of any two consecutive previous Equity Financings by Ballard, purchased at least

          (i) the number of Equity Securities pursuant to ss.2.10 equal to the lesser of

               (A) the product obtained when

                    (I) the number of Equity  Securities  offered in each such
                        Equity Financing

               is multiplied by

                    (II) the quotient obtained when

                        1. the DCX Proportion

                    is divided by

                        2. the aggregate of the DCX Proportion and the Ford Proportion, and

               (B) the number of Equity Securities so that, immediately after such purchase, the members of the DCX Group would own, in the aggregate, at least the number of Ballard Common Shares, calculated on a Fully Issued basis, equal to the product obtained when

                    (I) the DCX Proportion,

               is multiplied by

                    (II) the total number of Ballard Common Shares, calculated on a Fully Issued basis, outstanding immediately after such purchase, or

          (ii) the number of Equity Securities pursuant to ss.2.14 that when issued to members of the DCX Group would result in the members of the DCX Group owning the same proportion of the outstanding Ballard Common Shares, calculated on a Fully Issued basis, as they would have owned on the date that is 90 days after the date that each such Equity Financing was completed, or such earlier date that Ballard issued Equity Securities to DCX under ss.2.14 with respect to each such Equity Financing, if the members of the DCX Group had purchased the number of Equity Securities equal to the lesser of the number of Equity Securities calculated under ss.2.12(e)(i)(A) with respect to each such Equity Financing and the number of Equity Securities calculated under ss.2.12(e)(i)(B) with respect to each such Equity Financing, and for the purpose of this ss.2.12(e), the Ballard Common Shares purchased by the DCX Group pursuant to ss.2.1 will be counted as Ballard Common Shares purchased pursuant to ss.2.10 to the extent needed to satisfy the minimum purchase requirement set out in this ss.2.12(e) in such Equity Financings, but each Ballard Common Share purchased under ss.2.1 may only be counted once for such purpose.

Private Placement to Ford

2.13 If Ballard irrevocably commits to do an Equity Financing

     (a) within 30 days after delivery to Ford of the Notice of Intention for such Equity Financing,

     (b) at a price outside the range of pricing specified in the Notice of Intention for such Equity Financing, or

     (c) at a price that exceeds the final price specified in the Notice of Pricing for such Equity Financing,

and the members of the DCX Group and the Ford Group, if both Groups own Ballard Common Shares at the time of such commitment or, if no member of the DCX Group owns Ballard Common Shares at such time, the members of the Ford Group, own, in the aggregate, immediately after such Equity Financing, less than the Aggregate Maximum Percentage of the outstanding Ballard Common Shares, calculated on a Fully Issued basis, Ford may deliver to Ballard and DCX (if DCX is a Ballard Base Shareholder at the time of delivery of such notice), within 60 days after the completion of such Equity Financing, its irrevocable written subscription for a number of the same type of Equity Securities as offered under such Equity Financing not exceeding the maximum number permitted pursuant to ss.2.15 and ss.2.16, unless

     (d) it has exercised its right pursuant to ss.2.11 to participate in such Equity Financing, or

     (e) the members of the Ford Group have not, in respect of any two consecutive previous Equity Financings by Ballard, purchased at least

          (i) the number of Equity Securities pursuant to ss.2.11 equal to the lesser of

               (A) the product obtained when

                    (I) the number of Equity Securities offered in each such Equity Financing is multiplied by

                    (II) the quotient obtained when

                        1. the Ford Proportion
                    is divided by

                        2. the aggregate of the DCX Proportion and the Ford Proportion, and

               (B) the number of Equity Securities so that, immediately after such purchase, the members of the Ford Group would own, in the aggregate, at least the number of Ballard Common Shares, calculated on a Fully Issued basis, equal to the product obtained when

                    (I) the Ford Proportion,

               is multiplied by

                    (II) the total number of Ballard Common Shares, calculated on a Fully Issued basis, outstanding immediately after such purchase, or

          (ii) the number of Equity Securities pursuant to ss.2.15 that when issued to members of the Ford Group would result in the members of the Ford Group owning the same proportion of the outstanding Ballard Common Shares, calculated on a Fully Issued basis, as they would have owned on the date that is 90 days after the date that each such Equity Financing was completed, or such earlier date that Ballard issued Equity Securities to Ford under ss.2.15 with respect to each such Equity Financing, if the members of the Ford Group had purchased the number of Equity Securities equal to the lesser of the number of Equity Securities calculated under ss.2.13(e)(i)(A) with respect to each such Equity Financing and the number of Equity Securities calculated under ss.2.13(e)(i)(B) with respect to each such Equity Financing, and for the purpose of this ss.2.13(e), the Ballard Common Shares purchased by the Ford Group pursuant to ss.2.2 will be counted as Ballard Common Shares purchase pursuant to ss.2.11 to the extent needed to satisfy the minimum purchase requirement set out in this ss.2.13(e) in such Equity Financings but each Ballard Common Share purchased under ss.2.2 may only be counted once for such purpose.

Number of Equity Securities in Private Placement to DCX

2.14 Subject to ss.2.16, within 30 days after receipt of a Private Placement Subscription under ss.2.12, Ballard will, subject to receipt of all necessary approvals of Governmental Authorities and stock exchanges and to DCX being a Ballard Base Shareholder at the time that Equity Securities are issued pursuant to this ss.2.14, issue to the members of the DCX Group specified in such Private Placement Subscription, and DCX will cause such members of its Group to purchase from Ballard and pay the subscription price for, an aggregate number of Equity Securities equal to the lesser of

     (a) the maximum number of Equity Securities specified in such Private Placement Subscription, and

     (b) the number of Equity Securities that when issued to members of the DCX Group would result in the members of the DCX Group owning the same proportion of the outstanding Ballard Common Shares calculated on a Fully Issued basis, as they would have owned on the date of issuance of Equity Securities under this ss.2.14 if the members of the DCX Group had purchased the DCX Group Cap (calculated as if Ford delivered a Participation Notice for the number of Equity Securities equal to the Aggregate Cap) for the Equity Financing pursuant to ss.2.10.

     Subject to ss.2.16, if Ford has purchased Equity Securities pursuant to ss.2.11, such number of Equity Securities in this ss.2.14(b) is calculated as follows:

               (B*C)-A
               _______
                 1-B

     where:

     A = The number of Ballard Common Shares owned by the members of the DCX Group immediately before the issuance of Equity Securities under this ss.2.14,
     B = The proportion held by the DCX Group of the outstanding Ballard Common Shares, calculated on a Fully Issued basis, as it would have been if the DCX Group had purchased the DCX Group Cap (calculated as if Ford delivered a Participation Notice for the number of Equity Securities equal to the Aggregate Cap) for the Equity Financing pursuant to ss.2.10, and
     C = The number of Ballard Common Shares outstanding immediately before the issuance of Equity Securities under this ss.2.14, calculated as if every Equity Security issued pursuant to the Equity Financing that is convertible or exchangeable into or otherwise carries the right to acquire Ballard Common Shares had been converted, exchanged or exercised as the case may be,

     otherwise,   such  number  of  Equity  Securities  in  this  ss.2.14(b)  is calculated, subject to ss.2.16, as follows:

         [OBJECT OMITTED]

     where:

     A = The number of Ballard Common Shares owned by the members of the DCX Group immediately before the issuance of Equity Securities under this ss.2.14,
     B    = The Aggregate Maximum Percentage,
     C = The proportion held by the DCX Group of the outstanding Ballard Common Shares, calculated on a Fully Issued basis, as it would have been if the DCX Group had purchased the DCX Group Cap (calculated as if Ford delivered a Participation Notice for the number of Equity Securities equal to the Aggregate Cap) for the Equity Financing pursuant to ss.2.10,
     D = The number of Ballard Common Shares outstanding immediately before the issuance of Equity Securities under this ss.2.14, calculated as if every Equity

          Security issued pursuant to the Equity Financing that is convertible or exchangeable into, or otherwise carries the right to acquire Ballard Common Shares had been converted, exchanged or exercised as the case may be,
     E = The total number of Ballard Common Shares owned by the members of the DCX Group and the Ford Group immediately before the issuance of Equity Securities under this ss.2.14 or ss.2.15.

Number of Equity Securities in Private Placement to Ford

2.15 Subject to ss.2.16, within 30 days after receipt of a Private Placement Subscription under ss.2.13, Ballard will, subject to receipt of all necessary approvals of Governmental Authorities and stock exchanges and to Ford being a Ballard Base Shareholder at the time that Equity Securities are issued pursuant to this ss.2.15, issue to the members of the Ford Group specified in such Private Placement Subscription, and Ford will cause such members of its Group to purchase from Ballard and pay the subscription price for, an aggregate number of Equity Securities equal to the lesser of

     (a) the maximum number of Equity Securities specified in such Private Placement Subscription, and

     (b) the number of Equity Securities that when issued to members of the Ford Group would result in the members of the Ford Group owning the same proportion of the outstanding Ballard Common Shares, calculated on a Fully Issued basis, as they would have owned on the date of issuance of Equity Securities under this ss.2.15 if the members of the Ford Group had purchased the Ford Group Cap (calculated as if DCX delivered a
     Participation Notice for the number of Equity Securities equal to the Aggregate Cap) for the Equity Financing pursuant to ss.2.11.

     Subject to ss.2.16, if DCX has purchased Equity Securities pursuant to ss.2.10, such number of Equity Securities in this ss.2.15(b) is calculated as follows:

               (B*C)-A
               _______
                 1-B

         where:

     A = The number of Ballard Common Shares owned by the members of the Ford Group immediately before the issuance of Equity Securities under this ss.2.15,
     B = The proportion held by the Ford Group of the outstanding Ballard Common Shares, calculated on a Fully Issued basis, as it would have been if the Ford Group had purchased the Ford Group Cap (calculated as if DCX delivered a Participation Notice for the number of Equity Securities equal to the Aggregate Cap) for the Equity Financing pursuant to ss.2.11, and
     C = The number of Ballard Common Shares outstanding immediately before the issuance of Equity Securities under this ss.2.15, calculated as if every Equity Security issued pursuant to the Equity Financing that is convertible or exchangeable into, or otherwise carries the right to acquire Ballard Common Shares had been converted, exchanged or exercised as the case may be, otherwise, such number of Equity Securities in this ss.2.15(b) is calculated, subject to ss.2.16, as follows:

         [OBJECT OMITTED]

     where:

     A = The number of Ballard Common Shares owned by the members of the Ford Group immediately before the issuance of Equity Securities under this ss.2.15.
     B    = The Aggregate Maximum Percentage,
     C = The proportion held by the Ford Group of the outstanding Ballard Common Shares, calculated on a Fully Issued basis, as it would have been if the Ford Group had purchased the Ford Group Cap (calculated as if DCX delivered a Participation Notice for the number of Equity Securities equal to the Aggregate Cap) for the Equity Financing pursuant to ss.2.11,
     D = The number of Ballard Common Shares outstanding immediately before the issuance of Equity Securities under this ss.2.15, calculated as if every Equity Security issued pursuant to the Equity Financing that is convertible or exchangeable into, or otherwise carries the right to acquire Ballard Common Shares had been converted, exchanged or exercised as the case may be,
     E = The total number of Ballard Common Shares owned by the members of the DCX Group and the Ford Group immediately before the issuance of Equity Securities under ss.2.14 or this ss.2.15.

Maximum for Private Placement

2.16 The number of Equity Securities issued pursuant to ss.2.14 or ss.2.15 will not exceed the number of Equity Securities that would result in the members of the DCX Group and the Ford Group owning immediately after such issuance, in the aggregate, the Aggregate Maximum Percentage of the outstanding Ballard Common Shares, calculated on a Fully Issued basis.

     Such maximum number of Equity Securities is calculated as follows:

               (B*C)-A
               _______
                 1-B

     where:

     A = The total number of Ballard Common Shares owned by members of the DCX Group and the Ford Group immediately before the issuance of Equity Securities under ss.2.14 or ss.2.15, calculated as if every Equity Security issued to a member of either such Group pursuant to the applicable Equity Financing that is convertible or exchangeable into, or otherwise carries the right to acquire Ballard Common Shares had been converted, exchanged or exercised as the case may be,
     B    = The Aggregate Maximum Percentage, and

     C = The number of Ballard Common Shares outstanding immediately before the issuance of Equity Securities under ss.2.14 or ss.2.15, calculated as if every Equity Security issued pursuant to the applicable Equity Financing that is convertible or exchangeable into, or otherwise carries the right to acquire Ballard Common Shares had been converted, exchanged or exercised as the case may be.

Price for Private Placement Securities

2.17 The price for Equity Securities to be issued pursuant to ss.2.14 or ss.2.15 will be the greater of

     (a) the issue price of the Equity Securities issued pursuant to the applicable Equity Financing, and

     (b) the lowest price at which such securities may be issued by Ballard pursuant to the written policies of The Toronto Stock Exchange applicable to private placements, if Ballard's securities are then listed on The Toronto Stock Exchange and, if not so listed, pursuant to the written policies on private placements of all then applicable securities regulators and stock exchanges.

Regulatory Approvals

2.18 Ballard will make all reasonable efforts to obtain all necessary approvals of Governmental Authorities and stock exchanges for the issuance of Equity Securities subscribed for pursuant to ss.2.10, ss.2.11, ss.2.14 or ss.2.15, but if any such authority or stock exchange notifies Ballard that it will not grant such an approval in the circumstances

     (a) the relevant Ballard Base Shareholder and each member of its Group will be released from its obligation to purchase such Equity Securities and will not be considered to have failed to purchase the maximum number of Equity Securities in respect of the Equity Financing to which they relate, and

     (b) Ballard will be released from its obligation to issue the Equity Securities referred to in ss.(a) to that Ballard Base Shareholder and the members of its Group.

No Obligation of Ballard to Qualify Equity Securities

2.19 Each of DCX and Ford acknowledges that any Equity Securities acquired by members of its Group pursuant to ss.2.14 or ss.2.15, respectively, will be subject, in accordance with applicable securities laws and the rules and policies of applicable stock exchanges, to restrictions on resale and that Ballard will have no obligation to qualify any Equity Securities so issued by issuance under applicable securities laws of a prospectus, registration statement or similar document.

No Disposition of Ballard Common Shares During Participation

2.20 Notwithstanding any other rights granted under the Third Alliance Agreement, once a Ballard Base Shareholder gives a Participation Notice or a Private Placement Subscription to Ballard, it will ensure that no member of its Group will sell, transfer or otherwise dispose of any Ballard Common Shares, except to one or more other members of its Group, until the earlier of the completion of the issuance of Equity Securities pursuant to such Participation Notice or Private Placement Subscription and the 60th day after delivery of the Participation Notice or Private Placement Subscription, as the case may be.

                                     Part 3

                                 BALLARD SHARES

Restrictions on Further Acquisition of Equity Securities

3.1 Neither of DCX nor Ford will, nor will either of them permit any member of its Group to, effect the direct or indirect acquisition of any Equity Security if such acquisition would result in the members of the DCX Group and the Ford Group owning in the aggregate, more than the Aggregate Maximum Percentage of the outstanding Ballard Common Shares, except

     (a) by way of a Circular Bid made on or before the fourth anniversary of the Closing Date, the effect of which would be, if such Circular Bid was fully accepted, that all of the outstanding Ballard Common Shares would be owned by members of the DCX Group and the Ford Group if members of both Groups own Ballard Common Shares or, if no member of one such Group owns Ballard Common Shares, all of the outstanding Ballard Common Shares would be owned by the members of the other such Group,

     (b) by way of a Circular Bid made after the fourth and on or before the sixth anniversary of the Closing Date, the effect of which would be, if such Circular Bid was fully accepted, that members of the DCX Group and the Ford Group would own in the aggregate, at least two-thirds, calculated on a Fully Diluted basis, of all outstanding Ballard Common Shares if members of both Groups own Ballard Common Shares or, if no member of one such Group owns Ballard Common Shares, at least two-thirds, calculated on a Fully Diluted basis, of all outstanding Ballard Common Shares would be owned by the members of the other such Group,

     (c) by way of a Circular Bid made after the sixth anniversary of the Closing Date, pursuant to which

          (i) the members of the DCX Group and the Ford Group making the acquisition acquire not less than the greater of

               (A) 20%, calculated on a Fully Diluted basis, of all outstanding Ballard Common Shares, and

               (B) the number of Ballard Common Shares so that the members of the DCX Group and the Ford Group will, immediately after such acquisition, own more than 50%, calculated on a Fully Diluted basis, of all outstanding Ballard Common Shares if members of both Groups own Ballard Common Shares or, if no member of one such Group owns Ballard

               Common Shares, more than 50%, calculated on a Fully Diluted basis, of all outstanding Ballard Common Shares is owned by the members of the other such Group,

          (ii) if only one of DCX or Ford remains a shareholder of Ballard and is a Ballard Base Shareholder, and one or more members of its Group makes such an acquisition, the members of such Group acquire, in the aggregate, more than 10%, calculated on a Fully Diluted basis, of all outstanding Ballard Common Shares, and

          (iii) if both DCX and Ford are shareholders of Ballard but the directors of Ballard elected by DBF Holdings at the direction of DCX and Ford are no longer entitled to exercise the rights pursuant to ss.6.22, ss.6.24 or ss.6.26, as applicable, and one of DCX or Ford is a Base Ballard Shareholder, the members of such Ballard Base Shareholder's Group that makes the acquisition acquire, in the aggregate, more than 10%, calculated on a Fully Diluted basis, of all outstanding Ballard Common Shares,

     (d) by way of a stock dividend, subdivision or other stock distribution that is made or is available to all holders of Ballard Common Shares,

     (e) by  transfer  from

          (i) a member of the Group of the other of them, or

          (ii) a member of the same Group, or

     (f) as required pursuant to ss.2.1 or ss.2.2.

Further Restrictions

3.2 Neither of DCX nor Ford will, nor will either of them permit any member of its Group to,

     (a) deposit any Equity Security in a voting trust or subject any Ballard Common Share to any contract with respect to the voting of such Ballard Common Share, except a voting trust or contract to which only members of the DCX Group and the Ford Group are members and except as expressly contemplated in the Third Alliance Agreement,

     (b) join a partnership, limited partnership, syndicate or other entity, or otherwise contract to act in concert with any Person, other than one or more other members of the DCX Group and the Ford Group, for the purpose of acquiring, holding or voting any Ballard Common Share,

     (c) subject to ss.3.2(d), exercise its right to requisition a meeting pursuant to the Canada Business Corporations Act,

     (d) actively solicit proxies, under any circumstance, with respect to any Ballard Common Share, except

          (i) if a third party has requisitioned a meeting as permitted by the Canada Business Corporations Act in respect of a proposed amalgamation, arrangement, reorganization, recapitalization or other transaction involving Ballard and requiring the approval of the holders of Ballard Common Shares, which transaction, if it had been initiated by way of a Takeover Bid, would have entitled DCX or Ford to effect a competing Takeover Bid in accordance with ss.5.1(b), a member of the DCX Group or the Ford Group may

               (A) solicit proxies in respect of such meeting, and

               (B) requisition a meeting as permitted by the Canada Business Corporations Act for a similar transaction that if successful would result in the members of the DCX Group and the Ford Group owning at least the number of shares as required by ss.5.1(b), and solicit proxies in respect of such meeting, and

          (ii) a member of the DCX Group or the Ford Group will not be deemed to be soliciting proxies by reason of its granting a proxy to management of Ballard, or

     (e) effect the direct or indirect acquisition of any Equity Security unless at least 14 Business Days notice of such intended acquisition is given to the other of them, and to Ballard, such notice to include the number of Equity Securities it intends to acquire.

No Obligation to Dispose of Ballard Common Shares

3.3 Notwithstanding ss.3.1, no member of the DCX Group or the Ford Group, will be obligated to dispose of any Ballard Common Shares if its percentage ownership of outstanding Ballard Common Shares is increased as a result of a recapitalization of Ballard or a repurchase, redemption or acquisition of securities by Ballard or any other action taken by Ballard.

Share Certificate Legends

3.4      At Closing,

     (a) each of DCX and Ford will surrender all share certificates issued to members of its Group representing the Equity Securities registered in the name of any member of the DCX Group or any member of the Ford Group and Ballard will issue a replacement certificate with the following legends, which will remain thereon as long as the DCX Group or the Ford Group, as applicable, is subject to the restrictions on transfer of such securities:

          (i) "The transfer of the securities represented by this certificate is subject to the provisions of a Third Alliance Agreement made November 30, 2001 among Ballard Power Systems Inc., DaimlerChrysler AG, Ford Motor Company and

          DBF Pref Share Holdings Inc. A copy of the Third Alliance Agreement is on file at the office of the Corporate Secretary of Ballard Power Systems Inc."; and

          (ii) "The securities represented by this certificate are subject to a four-month hold period and may not be traded in British Columbia until four months after the date of issue except as permitted by the Securities Act (British Columbia) and the Securities Rules thereunder. In addition, the Securities Act (British Columbia) imposes further restrictions on trades made by a person who is a control person (as defined in such Act) in relation to the issuer of this security.",

     (b) in addition to the legends referred to in ss.3.4(a), Ballard will place on all share certificates representing the Equity Securities registered in the name of any member of the DCX Group or any member of the Ford Group the following legend, which will remain thereon until such time as it is no longer required under the U.S. Securities Act:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES,
          AGREES FOR THE BENEFIT OF BALLARD POWER SYSTEMS INC. (THE "CORPORATION") THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT , IF APPLICABLE , OR (C) INSIDE THE UNITED STATES (I) PURSUANT TO THE EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (II) PURSUANT TO ANOTHER APPLICABLE EXEMPTION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS GOVERNING THE OFFER AND SALE OF SUCH SECURITIES, IN EACH CASE AS EVIDENCED BY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM REASONABLY ACCEPTABLE TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA."

Replacement of Legended Share Certificates Issued to DCX Group

3.5 Ballard will, on request by DCX and surrender of

     (a) any certificate issued to a member of the DCX Group on which the legend set forth in ss.3.4(a)(i) has been placed, at any time after the sixth anniversary of the Closing Date, issue a replacement certificate without such legend, and

     (b) any certificate issued to a member of the DCX Group on which the legend set forth in ss.3.4(a)(ii) has been placed, at any time after the expiry of the hold period referred to in ss.3.4(a)(ii), issue a replacement certificate without such legend, and this provision will survive the effective date of termination of the Third Alliance Agreement and will continue in full force and effect.

Replacement of Legended Share Certificates Issued to Ford Group

3.6 At any time after

     (a) the sixth anniversary of the Closing Date, Ballard will, on request by Ford and surrender of any certificate issued to a member of the Ford Group on which the legend set forth in ss.3.4(a)(i) has been placed, issue a replacement certificate without such legend,

     (b) the sixth anniversary of the Closing Date, if Ford delivers to Ballard an opinion of counsel in form and substance reasonably satisfactory to Ballard to the effect that the offer and sale of the shares referred to in ss.3.4(b) are in compliance with all applicable U.S. Federal and State securities laws and that the legends on such share certificates are no longer required, Ballard will, upon delivery by Ford of any certificate issued to a member of the Ford Group on which the legend set forth in ss.3.4(b) has been placed, issue a replacement certificate without such legend, and

     (c) the expiry of the hold period referred to in ss.3.4(a)(ii), Ballard will, on request by Ford and surrender of any certificate issued to a member of the Ford Group on which the legend set forth in ss.3.4(a)(ii) has been placed, issue a replacement certificate without such legend, and this provision will survive the effective date of termination of the Third Alliance Agreement and will continue in full force and effect.

Deemed Ownership of Ballard Common Shares for DCX

3.7 For all purposes of the Third Alliance Agreement, DCX will be treated as if it owned all of the Ballard Common Shares it is entitled to receive pursuant to the Forward Exchange Agreement, until the earliest of

     (a) the date Ballard Common Shares are issued by Ballard to DCX pursuant to the Forward Exchange Agreement,

     (b) the latest date on which Ballard Common Shares are to be issued pursuant to the Forward Exchange Agreement; and

     (c) the first date on which Ford is treated as owning such Ballard Common Shares pursuant to ss.3.8;

but, for greater certainty, DCX will not be entitled to additional voting rights, dividend distribution rights or other rights a holder of such shares would otherwise be entitled to if such shares had been issued.

Deemed Ownership of Ballard Common Shares for Ford

3.8 For all purposes of the Third Alliance Agreement, if members of the Ford Group own all of the Ballard Common Shares that were Base DCX Ballard Shares when a member of the DCX Group owned them and has the unconditional right and obligation to acquire all Ballard Common Shares which DCX is entitled to receive pursuant to the Forward Exchange Agreement, Ford will be treated as if it owned all of the Ballard Common Shares DCX is entitled to receive pursuant to the Forward Exchange Agreement, until the earlier of

     (a) the date Ballard Common Shares are issued by Ballard to DCX or members of the Ford Group pursuant to the Forward Exchange Agreement, and

     (b) the latest date on which Ballard Common Shares are to be issued pursuant to the Forward Exchange Agreement;

but, for greater certainty, Ford will not be entitled to additional voting rights, dividend distribution rights or other rights a holder of such shares would otherwise be entitled to if such shares had been issued.

                                     Part 4

                          DISPOSITION OF BALLARD SHARES

Restrictions on Transfers of Ballard Shares by DCX and Ford

4.1 Except as expressly permitted by the Third Alliance Agreement, until the sixth anniversary of the Closing Date,

     (a) DCX will not, and will not permit any member of the DCX Group to, sell, assign, transfer or otherwise dispose of, other than by a sale or transfer to a member of the Ford Group,

          (i) any Base DCX Ballard Shares, or

          (ii) any Ballard Common Shares, other than the Base DCX Ballard Shares, without the prior consent of Ballard, which consent will not be unreasonably withheld, and

     (b) Ford will not, and will not permit any member of the Ford Group to, sell, assign, transfer or otherwise dispose of, other than by a sale or transfer to a member of the DCX Group,

          (i) any Base Ford BPS Shares, or

          (ii) any Ballard Common Shares, other than the Base Ford BPS Shares, without the prior consent of Ballard, which consent will not be unreasonably withheld.

Transfer of Shares Within Group

4.2 Each Party may, and may cause members of its Group to, sell, assign or transfer any Equity Securities owned by one or more of them to one or more other members of its Group, provided that

     (a) the Party remains bound by the terms of the Third Alliance Agreement and all agreements and instruments referred to in, and entered into by the Party pursuant to, the Acquisition and Plan of Merger Agreement, and causes each such member of its Group to act in accordance with the Third Alliance Agreement and all agreements and instruments referred to in, or entered into by the Party pursuant to, the Third Alliance Agreement,

     (b) the Party causes any such member of its Group to transfer such shares to the Party or another member of the Party's Group before the member ceases to be a member of the Group, and

     (c) the Party causes any such member of its Group to be bound by the provisions of the Third Settlement Agreement and, in order to evidence the same, causes such member of the Group to execute and deliver to each party to the Third Settlement Agreement that is bound by such agreement at that time an addendum to the Third Settlement Agreement which states that such member of the Group is bound by the provisions of the Third Settlement Agreement.

Transfer of Shares Between Groups

4.3 Each of DCX and Ford may, and may cause members of its Group to, sell, assign or transfer any Equity Securities owned by one or more of them to one or more members of the other's Group, provided that (a) DCX and Ford provide prior notice of such transfer to Ballard, and (b) the transferee agrees to be bound by the provisions of the Third Settlement Agreement and, in order to evidence the same, executes and delivers, prior to the transfer of such shares, to each Party to the Third Settlement Agreement that is bound by such agreement at that time, an addendum to the Third Settlement Agreement which states that the transferee will be bound by the provisions of the Third Settlement Agreement.

Equity Securities to be Held Directly

4.4 Each of DCX and Ford will ensure that any member of its Group that owns any Equity Securities will at all times hold such securities directly, in its own name, as the registered holder thereof and each of DCX and Ford will from time to time, on request by Ballard, provide to Ballard a list of all members of its Group that hold Equity Securities and the number of Equity Securities held by each of them.

Disposition of Ballard Common Shares

4.5 If any member of

     (a) the DCX Group sells or transfers any Ballard Common Shares, other than to another member of the DCX Group, the Ballard Common Shares sold or transferred will be deemed to have been Ballard Common Shares other than the Base DCX Ballard Shares until such time as the number of Ballard Common Shares owned by the DCX Group is equal to the number of Base DCX Ballard Shares, and

     (b) the Ford Group sells or transfers any Ballard Common Shares, other than to another member of the Ford Group, the Ballard Common Shares sold or transferred will be deemed to have been Ballard Common Shares other than the Base Ford BPS Shares until such time as the number of Ballard Common Shares owned by the Ford Group is equal to the number of Base Ford BPS Shares.

Ceasing to be a Member of a Group Deemed to Have Disposed

4.6 If, at any time, a member of the DCX Group or the Ford Group ceases to be a member of such Group, it will be deemed to have disposed of all Ballard Common Shares owned by it at such time unless it again becomes a member of the same Group or another member of that Group acquires such shares within 30 days of it ceasing to be such a member.

Transfer of Ballard Common Shares

4.7  Subject  to  ss.4.1,  ss.4.10,   ss.5.2,  ss.5.3,  ss.5.4  and  ss.5.5,  if
applicable, members of the DCX Group and the Ford Group may sell, assign or transfer any Ballard Common Shares if DCX, in connection with an intended sale, assignment or transfer of Ballard Common Shares by any member of the DCX Group to a Person other than a member of the Ford Group, or Ford, in connection with an intended sale, assignment or transfer of Ballard Common Shares by any member of the Ford Group to a Person other than a member of the DCX Group, gives notice to Ballard, following the expiration of the 60-day period referred to in ss.4.10 and prior to the expiration of 180 days after such 60-day period, of the intention to sell, transfer or assign such Ballard Common Shares at least 30 days before such sale, transfer or assignment and will, before effecting such sale, assignment or transfer, consult with Ballard in respect of such sale, transfer or assignment.

Ballard to Support DCX and Ford in Sale of Ballard Common Shares

4.8 Ballard will, at the request of DCX or Ford, as applicable, support the member of its Group in the selling of any Ballard Common Shares owned by such member at the most favourable price available under the circumstances at the time.

Mortgage of Ballard Shares

4.9 The granting of one or more mortgages, pledges, hypothecations or other security interests on any or all of the Ballard Common Shares owned by any member of the DCX Group or the Ford Group will not constitute a disposition of such shares pursuant to the Third Alliance

Agreement until such a mortgage, pledge, hypothecation or security interest is enforced, and the restrictions on transfer of such shares set out in the Third Alliance Agreement will apply to any transfer to or at the direction of the holder of such a mortgage, pledge, hypothecation or security interest.

Rights of First Offer on Sale of Shares

4.10 Subject to ss.4.2, ss.4.3, ss.5.2, ss.5.3, ss.5.4 and ss.5.5, neither DCX nor Ford will, nor will it permit any member of its Group to, sell, transfer or otherwise dispose of any of its Base Ballard Shares, other than a sale, transfer or disposition to one or more members of the other's Group but including a sale, transfer or disposition to a member of the Ballard Group, unless it first delivers an offer (the "Offer") to the other of them, with a copy to Ballard, which Offer will constitute an offer to sell the number of Base Ballard Shares set forth in the Offer (the "Offered Shares") owned by the offeror and members of its Group (collectively, the "Offeror") to such other Party (the "Offeree") and will specify

     (a) that the Offer is being made pursuant to the provisions of this ss.4.10,

     (b) the sale price for the Offered Shares expressed in Canadian Dollars,

     (c) the terms and conditions of sale,

     (d) the date that the Offer is delivered to the Offeree,

     (e) that the Offer will be open for acceptance by the Offeree for a period of 60 days, unless a Takeover Bid by a Third Party referred to in ss.5.1 has been made, in which case the Offer will be open for acceptance for a minimum period of 5 Business Days ending on a Business Day that is at least 5 Business Days before the date set for the tendering of shares under such Takeover Bid (ignoring any extensions of such date), and

     (f) that the Offer must be fully accepted by the Offeree in order for a binding contract of purchase and sale to be formed under ss.4.12.

Acceptance of Offer

4.11 The Offeree may, by written notice delivered to the Offeror within the time period referred to in ss.4.10(e), accept the Offer.

Formation of Contract

4.12 If, within the time period referred to in ss.4.10(e), the Offeree has accepted the Offer in respect of all of the Offered Shares, a binding contract of purchase and sale among the Offeror or the members of the Offeror's Group holding the Offered Shares and the Offeree will come into effect.

Offer to Third Parties

4.13 If within the time period referred to in ss.4.10(e), the Offer is not accepted by the Offeree with respect to all of the Offered Shares, the Offeror may, on or before the 210th day after the expiry date of the Offer, sell, transfer, assign or otherwise dispose of all of the Offered Shares to any Person

     (a) for a price not less than specified in the Offer, and

     (b) on terms and conditions no more favourable than the terms and conditions specified in the Offer.

Provisions of Sale Contract

4.14 In addition to the terms and conditions specified in the Offer, the following provisions will apply to any contract of purchase and sale made pursuant to ss.4.12 between the Offeror and the Offeree

     (a) the completion date (the "Completion Date") will be

          (i) on the first Business Day that is at least 30 days after the later

               (A) of the date on which the Offer is accepted by the Offeree, and

               (B) the date on which all required approvals of the applicable Governmental Authorities for the sale of the Offered Shares are received by the Offeror and the Offeree,

          but in any event no later than six months after the date referred to in ss.(A), or such other time, day or place as the Offeror and the Offeree may agree, at which time the Offeror and the Offeree will execute and deliver such transfer documents and do such further acts and things as may be reasonably required to effect and complete the sale of the Offered Shares, or

          (ii) if a Takeover Bid by a Third Party referred to in ss.5.1 has been made, on the first Business Day that is at least 2 Business Days after the date on which the Offer is accepted by the Offeree,

     (b) the Offeror will execute and deliver all assignments, instruments of transfer and other documents as may be necessary to transfer the Offered Shares on the Completion Date to or as directed by the Offeree,

     (c) unless otherwise specified in the Offer, the full purchase price payable for the Offered Shares will be paid on the Completion Date,

     (d) time will be of the essence,

     (e) the contract will be binding on the parties thereto and on their respective successors and assigns, and

     (f) if the  required  approvals  referred  to in ss.4.14(a)(i)(B)  are  not received within the six-month period referred to in ss.4.14(a) or the relevant Governmental Authority has notified the relevant Parties that the same will not be granted, and all other conditions of the sale have been met, the Offeror and the Offeree will, exercising diligence and acting reasonably and in good faith, make all commercially reasonable efforts to effect a transaction in substitution for the purchases and sales contemplated herein which achieves to the greatest extent possible the same economic, legal and commercial objectives and, failing the agreement of the relevant Parties on the terms of such a transaction within 30 days after the expiry of such six-month period or receipt of such notification of the Governmental Authority, any such Party may refer the matter for dispute resolution under the Third Alliance Agreement.

Time for Sale of Offered Shares

4.15 If the Offered Shares are not sold, transferred, assigned or otherwise disposed of pursuant to ss.4.13 within 210 days after the expiry date of the Offer, then the provisions set forth in ss.4.10 to this ss.4.15, inclusive, will again become applicable to the sale, transfer, assignment or other disposition of all the Offered Shares.

Effect of Offer from DCX and Ford

4.16 If a Takeover Bid by a Third Party referred to in ss.5.1 has been made and both DCX and Ford deliver an Offer pursuant to ss.4.10, the Offers and any obligation to purchase or sell the Offered Shares will terminate and any member of the DCX Group or Ford Group may tender all or any portion of the Ballard Common Shares owned by it into such Takeover Bid.

                                     Part 5

                                  TAKEOVER BIDS

DCX's and Ford's Rights in the Event of a Takeover Bid by a Third Party

5.1 If a Third Party makes a bona fide Takeover Bid that would result, if fully accepted, in the Third Party owning more than 50% of the outstanding Ballard Common Shares, each of DCX and Ford will have the following options:

     (a) accept the Third Party as the new majority shareholder of Ballard while keeping its own shareholding in Ballard;

     (b) effect a competing Takeover Bid by way of a Circular Bid made in accordance with ss.3.1, provided that if such Circular Bid is made on or before the fourth anniversary of the Closing Date, then the effect of the Circular Bid must be that members of the DCX Group and the Ford Group that make the Circular Bid would acquire a number of Ballard Common Shares which is the lesser of

          (i) the number of Ballard Common Shares to be acquired under ss.3.1(a), and

          (ii) the maximum number of Ballard Common Shares such Third Party has offered to purchase under the Takeover Bid made by it; and

     (c) subject to ss.4.10 and ss.4.16, tender into the Takeover Bid.

DCX's Rights on Successful Takeover Bid by Third Party

5.2 If a Third Party makes a bona fide Takeover Bid that would result, if fully accepted, in the Third Party owning more than two-thirds of the outstanding Ballard Common Shares, and after such Takeover Bid is completed the Third Party owns more than 50% of the outstanding Ballard Common Shares, including all Ballard Common Shares acquired under the Takeover Bid and the members of the DCX Group that hold Ballard Common Shares have tendered all of such Ballard Common Shares into such Takeover Bid and have sold to such Third Party at least the proportion of the total number of Ballard Common Shares owned by the members of the DCX Group equal to the proportion of the total number of issued Ballard Common Shares purchased by the Third Party, then

     (a) Ballard will, on request by DCX, grant to one or more members of the DCX Group the licenses referred to in ss.13.1 and ss.13.5 of the Third Alliance Agreement (relating to licensing of fuel cell technology) as if the time period for the granting of such licenses had expired and the license granted pursuant to ss.13.1 of the Third Alliance Agreement will be expanded to permit the production and manufacture of vehicular fuel cells for sale to any customer,

     (b) Ballard will, on request by DCX, grant to one or more members of the DCX Group a license for certain systems and components related to fuel cell technology as described in the Third Alliance Agreement that the members of the DCX Group have elected and agreed, before DCX acquired actual knowledge of, or there was a press release or public announcement of the intention to make such Takeover Bid, to exclusively purchase from Ballard and have purchased from Ballard, on an exclusive basis, before the request for such license is made as if the time period for the granting of such license had expired and the conditions precedent for the grant of the license had been satisfied,

     (c) ss.3.1, ss.3.2, ss.4.1 and ss.4.7 hereof and ss.12.2 of the Third Alliance Agreement (relating to non-competition covenants) will cease to apply to DCX,

     (d) ss.6.10(a) of the Third Alliance Agreement (relating to the purchase of Ballard products) will cease to apply to Ballard and DCX except that DCX may, by notice given to Ballard before the Ballard Common Shares owned by the members of the DCX Group are tendered into such Takeover Bid, extend the application of such ss.6.10(a) for one year after the date on which the Third Party completes such Takeover Bid, notwithstanding that ss.12.2 of the Third Alliance Agreement will not be applicable during such one year period, and

     (e) DCX will have no obligation to participate in the Equity Financings pursuant to ss.2.1.

Ford's Rights on Successful Takeover Bid by Third Party

5.3 If a Third Party makes a bona fide Takeover Bid that would result, if fully accepted, in the Third Party owning more than two-thirds of the outstanding Ballard Common Shares, and after such Takeover Bid is completed the Third Party owns more than 50% of the outstanding Ballard Common Shares, including all Ballard Common Shares acquired under the Takeover Bid and the members of the Ford Group that hold Ballard Common Shares have tendered all of such Ballard Common Shares into such Takeover Bid and have sold to such Third Party at least the proportion of the total number of Ballard Common Shares owned by the members of the Ford Group equal to the proportion of the total number of issued Ballard Common Shares purchased by the Third Party, then

     (a) Ballard will, on request by Ford, grant to one or more members of the Ford Group the licenses referred to in ss.13.3 and ss.13.4 of the Third Alliance Agreement (relating to the licensing of fuel cell technology) as if the time period for the granting of such licenses had expired and the conditions precedent for the grant of the licenses had been satisfied,

     (b) ss.3.1, ss.3.2, ss.4.1 and ss.4.7 hereof and ss.12.1 of the Third Alliance Agreement (relating to non-competition covenants) will cease to apply to Ford,

     (c) ss.6.10(b) of the Third Alliance Agreement (relating to the purchase of Ballard products) will cease to apply to Ballard and Ford except that Ford may, by notice given to Ballard before the Ballard Common Shares owned by the members of the Ford Group are tendered into such Takeover Bid, extend the application of such ss.6.10(b) for one year after the date on which the Third Party completes such Takeover Bid, notwithstanding that ss.12.1 of the Third Alliance Agreement will not be applicable during such one year period, and

     (d) Ford will have no obligation to participate in the Equity Financings pursuant to ss.2.2.

Rights on Successful Takeover Bid by Ford

5.4 If Ford completes a bona fide Takeover Bid that results in it owning more than 50% of the outstanding Ballard Common Shares, including all Ballard Common Shares acquired under such Takeover Bid, other than Ballard Common Shares tendered by members of the DCX Group,

     (a) Ballard will, on request by DCX, grant to one or more members of the DCX Group the licenses under ss.13.1 and ss.13.5 of the Third Alliance Agreement as if the time period for the granting of such licenses had expired and the conditions precedent for the grant of the licenses had been satisfied,

     (b) Ballard will, on request by DCX, grant to one or more members of the DCX Group a license for a system or component described in the Third Alliance Agreement that the members of the DCX Group have elected and agreed, before DCX acquired actual knowledge of or there was a press release or public announcement of the intention to make such Takeover Bid, to exclusively purchase from Ballard and have purchased from Ballard, on an exclusive basis, before the request for such license is made as if the time period for the granting of such license had expired and the conditions precedent for the grant of the license had been satisfied,

     (c) DCX will have no obligation to participate in the Equity Financings pursuant to ss.2.1,

     (d) ss.4.7 and ss.4.10 will cease to apply to DCX, and

     (e) ss.4.10 will cease to apply to Ford.

Rights on Successful Takeover Bid by DCX

5.5 If DCX completes a bona fide Takeover Bid that results in it owning

     (a) more than 50% of the outstanding Ballard Common Shares including all Ballard Common Shares acquired under such Takeover Bid, other than Ballard Common Shares tendered by members of the Ford Group,

          (i) Ballard will, on request by Ford, grant to Ford the licenses under ss.13.3 and ss.13.4 of the Third Alliance Agreement as if the time period for the granting of such licenses had expired and the conditions precedent for the grant of such licenses had been satisfied,

          (ii) Ford will have no obligation to participate in the Equity Financings pursuant to ss.2.2,

          (iii) ss.4.7 and ss.4.10 will cease to apply to Ford, and

          (iv) ss.4.10 will cease to apply to DCX, or

     (b) at least 90% of the outstanding Ballard Common Shares other than the Ballard Common Shares owned by members of the Ford Group, or sufficient shares pursuant to such Takeover Bid to give DCX the right, pursuant to the Canada Business Corporations Act, to acquire, and it or members of its Group have so acquired, the remainder of the outstanding Ballard Common Shares,

          (i) Ballard will, on request by Ford, grant to Ford the licenses under ss.13.2, ss.13.3 and ss.13.4 of the Third Alliance Agreement as if the time period for the granting of such licenses had expired and the
          conditions   precedent  for  the  grant  of  such  licenses  had  been
          satisfied,

          (ii) Ford will have no obligation to participate in the Equity Financings pursuant to ss.2.2,

          (iii) ss.4.7 and ss.4.10 will cease to apply to Ford, and

          (iv) ss.4.10 will cease to apply to DCX.

Rights Arising on Involuntary Disposition

5.6 If all of the Ballard Common Shares owned by the members of either the DCX Group or the Ford Group are acquired by a Third Party, without the consent of holders of such shares, by way of a compulsory acquisition, going private transaction or other transaction to which such holder has not consented (an "Involuntary Disposition"),

     (a) in the case of DCX,

          (i) Ballard will, on request by DCX, grant to one or more members of the DCX Group the licenses referred to in ss.13.1 and ss.13.5 of the Third Alliance Agreement as if the time period for the granting of such licenses had expired and the license granted pursuant to ss.13.1 of the Third Alliance Agreement will be expanded to permit the production and manufacture of Vehicular Fuel Cells for sale to any customer,

          (ii) Ballard will, on request by DCX, grant to one or more members of the DCX Group a license for the systems and components described in the Third Alliance Agreement that the members of the DCX Group have elected and agreed, before DCX acquired actual knowledge of, or there was a press release or public announcement of the intention to implement the Involuntary Disposition, to exclusively purchase from Ballard and have purchased from Ballard, on an exclusive basis, before the request for such license is made as if the time period for the granting of such license had expired and the conditions precedent for the grant of the license had been satisfied,

          (iii) ss.3.1, ss.3.2, ss.4.1 and ss.4.7 hereof and ss.12.2 of the Third Alliance Agreement will cease to apply to DCX,

          (iv) ss.6.10(a) of the Third Alliance Agreement will cease to apply to Ballard and DCX except that DCX may, by notice given to Ballard before an Involuntary Disposition is implemented, extend the application of such ss.6.10(a) for one year after the date on which the Involuntary Disposition is implemented, notwithstanding that ss.12.2 of the Third Alliance Agreement will not be applicable during such one year period, and

          (v) DCX will have no obligation to participate in the Equity Financings pursuant to ss.2.1, and

     (b) in the case of Ford,

          (i) Ballard will, on request by Ford, grant to one or more members of the Ford Group the licenses referred to in ss.13.3 and ss.13.4 of the Third Alliance

          Agreement as if the time period for the granting of such licenses had expired and the conditions precedent for the grant of the licenses had been satisfied,

          (ii) ss.3.1, ss.3.2, ss.4.1 and ss.4.7 hereof and ss.12.1 of the Third Alliance Agreement will cease to apply to Ford,

          (iii) ss.6.10(b) of the Third Alliance Agreement will cease to apply to Ballard and Ford except that Ford may, by notice given to Ballard before the Ballard Common Shares owned by the members of the Ford Group are tendered into such Takeover Bid, extend the application of such ss.6.10(b) for one year after the date on which the Involuntary Disposition is implemented, notwithstanding that ss.12.1 of the Third Alliance Agreement will not be applicable during such one year period, and

          (iv) Ford will have no obligation to participate in the Equity Financings pursuant to ss.2.2.

                                     Part 6

                         CORPORATE GOVERNANCE OF BALLARD

Board of Directors

6.1 Immediately after the Closing, the board of directors of Ballard will consist of 12 members, seven of whom have been elected by the holders of Ballard Common Shares.

Preferred Shares of Ballard

6.2 The parties acknowledge that, in accordance with the terms of the Acquisition and Plan of Merger Agreement,

          (a) Ballard created the Class A Share and the Class B Share, and

          (b) Ballard, DCX and Ford, as the only shareholders of DBF Holdings, caused DBF Holdings,

               (i) as the holder of the Series 2 Preferred Share in the capital of Ballard, to exchange such share for the Class A Share, and

               (ii) as the holder of the Series 3 Preferred Share in the capital of Ballard, to exchange such share for the Class B Share.

Election of Directors by Holder of Class A Share

6.3 The Parties acknowledge that, in accordance with the rights and restrictions attached to the Class A Share, DBF Holdings, as the only holder of an issued Class A Share, has the exclusive right to elect, in the 30-day period immediately following the issuance of such share and in the seven-day period immediately following the close of each meeting of holders of Ballard Common Shares at which one or more directors are elected (other than to fill a vacancy) or removed or at which the number of directors permitted to be elected to the board of directors of Ballard is changed, a number of directors of Ballard that is equal to

     (a) the product (rounded up to the closest whole number if, and only if, such product is not more than 0.3 less than such closest whole number, and otherwise, rounded down to the next lower whole number) obtained when

          (i) the greater of

               (A) six, and

               (B) the total number of directors of Ballard immediately after the election of directors by DBF Holdings is multiplied by

          (ii) the quotient obtained when

               (A) the aggregate number of Ballard Common Shares owned at the time of such meeting by the members of the DCX Group is divided by

               (B) the total number of Ballard Common Shares outstanding at the time of such meeting, or

     (b) if the members of the DCX Group own, in the aggregate, more than 50% of the outstanding Ballard Common Shares at the time of such meeting, the greater of

          (i) the lowest number of directors that constitutes a majority of the directors of Ballard immediately after the election of directors by DBF Holdings, and

          (ii) the product determined pursuant to ss.6.3(a).

Election of Directors by Holder of Class B Share

6.4 The Parties acknowledge that in accordance with the rights and restrictions attached to the Class B Share, DBF Holdings, as the only holder of an issued Class B Share, has the exclusive right to elect, in the 30-day period immediately following the issuance of such share and in the seven-day period immediately following the close of each meeting of holders of Ballard Common Shares at which one or more directors are elected (other than to fill a vacancy) or removed or at which the number of directors permitted to be elected to the board of directors of Ballard is changed, a number of directors of Ballard that is equal to

     (a) the product (rounded up to the closest whole number if, and only if, such product is not more than 0.3 less than such closest whole number, and otherwise, rounded down to the next lower whole number) obtained when

          (i) the greater of

               (A) six, and

               (B) the total number of directors of Ballard immediately after the election of directors by DBF Holdings is multiplied by

          (ii) the quotient obtained when

               (A) the aggregate number of Ballard Common Shares owned at the time of such meeting by the members of the Ford Group is divided by

               (B) the total number of outstanding Ballard Common Shares at the time of such meeting, or

     (b) if the members of the Ford Group own, in the aggregate, more than 50% of the outstanding Ballard Common Shares at the time of such meeting, the greater of

          (i) the lowest number of directors that constitutes a majority of the directors of Ballard immediately after the election of directors by DBF Holdings, and

          (ii) the product determined pursuant toss.(a).

Term of Directors Elected by DBF Holdings

6.5 Each director elected by DBF Holdings pursuant to ss.6.3 or ss.6.4 will be elected for a term ending at the close of the next meeting of holders of Ballard Common Shares at which one or more directors are elected (other than to fill a vacancy) or removed or at which the number of directors permitted to be elected to the board of directors of Ballard is changed.

Ballard Pooling Agreement

6.6 The Parties intend the provisions in this ss.6.6 through ss.6.13, inclusive, to be a pooling agreement as contemplated by section 146(1) of the Canada Business Corporations Act with respect to the exercise of voting rights attached to the shares in the capital of Ballard owned by each of DCX, Ford and DBF Holdings.

Voting by DBF Holdings

6.7 The directors of DBF Holdings will appoint one of the directors or officers of DBF Holdings to, on behalf of DBF Holdings,

     (a) vote the Class A Share owned by DBF Holdings to approve any matter other than those referred to in ss.6.34(b) that requires approval by separate class resolution of the Class A Share,

     (b) vote the Class B Share owned by DBF Holdings to approve any matter other than those referred to in ss.6.35(b) that requires approval by separate class resolution of the Class B Share,

     (c) abstain from voting the Class A Share owned by DBF Holdings on any matter on which a holder of a Class A Share is entitled to vote with the holders of Ballard Common Shares, and

     (d) abstain from voting the Class B Share owned by DBF Holdings on any matter on which a holder of a Class B Share is entitled to vote with the holders of Ballard Common Shares.

Removal of Directors

6.8 If at any time a director of Ballard elected by DBF Holdings votes or otherwise acts in a manner inconsistent with the terms and intent of the Third Alliance Agreement, DBF Holdings will forthwith cause such director to be removed as a director of Ballard and replaced with an individual elected by DBF Holdings.

Transfer of Class A Share

6.9 DBF Holdings will not transfer the Class A Share owned by it to any Person without the prior consent of Ballard, Ford and DCX.

Transfer of Class B Share

6.10 DBF Holdings will not transfer the Class B Share owned by it to any Person without the prior consent of Ballard, DCX and Ford.

Voting by DCX of Ballard Common Shares

6.11 Subject to the exceptions contained in ss.6.17, as long as the Class A Share is outstanding, DCX will not, and will ensure that no member of the DCX Group will, vote, or grant to any other Person the right to vote, any Ballard Common Share on a vote to elect or remove a director to or from the board of directors of Ballard or a resolution the effect of which is to change the rights and restrictions attached to the Class A Share or the Class B Share.

Voting by Ford of Ballard Common Shares

6.12 Subject to the exceptions contained in ss.6.18, as long as the Class B Share is outstanding, Ford will not, and will ensure that no member of the Ford Group will, vote, or grant to any other Person the right to vote, any Ballard Common Share on a vote to elect or remove a director to or from the board of directors of Ballard or a resolution the effect of which is to change the rights and restrictions attached to the Class A Share or the Class B Share.

Termination of Pooling Agreement

6.13 The provisions of ss.6.6 to ss.6.12, inclusive, will cease and terminate if

     (a) the Class A Share and the Class B Share are not outstanding, or

     (b) Ford, DCX and Ballard agree to terminate such provisions.

Redemption and Conversion of Class A Share

6.14 The Parties acknowledge that Ballard

     (a) has the right to redeem or convert the Class A Share in accordance with the rights, privileges, restrictions and conditions attached to such share, if

          (i) any Person, other than another member of the DCX Group, acquires or owns any interest in any share in the capital of DBF Holdings issued to a member of the DCX Group, except that the granting of one or more mortgages, pledges, hypothecations or other security interests on any such share will not constitute a disposition of such share pursuant to the Third Alliance Agreement until such a mortgage, pledge, hypothecation or other security interest is enforced, or

          (ii) any member of the DCX Group sells or is deemed, pursuant to the Third Alliance Agreement, to sell any Base DCX Ballard Shares, except

               (A) to another member of the DCX Group or to one or more members of the Ford Group, or

               (B) if a member of the DCX Group acquires such Base DCX Ballard Shares within 30 days after such sale, and

     (b) will redeem or convert the Class A Share on request by DBF Holdings pursuant to ss.6.34(d) if, at the time of such request, the members of the DCX Group

          (i) own, in the aggregate, at least 75% of the outstanding Ballard Common Shares, or

          (ii) own or have rights to purchase less than the number of Ballard Common Shares that would entitle DBF Holdings, as the holder of the Class A Share, to elect at least one director of Ballard, assuming that all members of the DCX Group have exercised all rights of conversion, exercise and exchange attached to securities owned by them that are convertible into or exchangeable or exercisable for Ballard Common Shares, and for greater certainty, after such redemption or conversion, the members of the DCX Group will no longer be restricted by any covenant regarding the voting of Ballard Common Shares.

Redemption and Conversion of Class B Share

6.15     The Parties acknowledge that Ballard

     (a) has the right to redeem or convert the Class B Share in accordance with the rights, privileges, restrictions and conditions attached to such share, if

          (i) any Person, other than another member of the Ford Group, acquires or owns any interest in any share in the capital of DBF Holdings issued to a member of the Ford Group, except that the granting of one or more mortgages, pledges, hypothecations or other security interests on any such share will not constitute a disposition of such share pursuant to the Third Alliance Agreement until such a mortgage, pledge, hypothecation or other security interest is enforced, or

          (ii) any member of the Ford Group sells or is deemed, pursuant to the Third Alliance Agreement, to sell any Base Ford BPS Shares, except

               (A) to another member of the Ford Group or to one or more members of the DCX Group, or

               (B) if a member of the Ford Group acquires such Base Ford BPS Shares within 30 days after such sale, and

     (b) will redeem or convert the Class B Share on request by DBF Holdings pursuant to ss.6.35(d) if, at the time of such request, the members of the Ford Group

          (i) own, in the aggregate, at least 75% of the outstanding Ballard Common Shares, or

          (ii) own or have rights to purchase less than the number of Ballard Common Shares that would entitle DBF Holdings, as the holder of the Class B Share, to elect at least one director of Ballard, assuming that all members of the Ford Group have exercised all rights of conversion, exercise and exchange attached to securities owned by them that are convertible into or exchangeable or exercisable for Ballard Common Shares, and for greater certainty, after such redemption or conversion, the members of the Ford Group will no longer be restricted by any covenant regarding the voting of Ballard Common Shares.

Restriction on Issuance of Class A Share and Class B Share

6.16 Ballard will not issue any Class A Share or any Class B Share to any Person except DBF Holdings.

Limitation on DCX Nominees

6.17 As long as the Class A Share is outstanding, DCX will not, directly or indirectly, nominate directors or participate in the solicitation of proxies for the election of directors other than

     (a) those included in the slate of nominees proposed to the shareholders of Ballard by management of Ballard, and

     (b) those DBF Holdings may elect pursuant to the rights and restrictions attached to the Class A Share.

Limitation on Ford Nominees

6.18 As long as the Class B Share is outstanding, Ford will not, directly or indirectly, nominate directors or participate in the solicitation of proxies for the election of directors other than

     (a) those included in the slate of nominees proposed to the shareholders of Ballard by management of Ballard, and

     (b) those DBF Holdings may elect pursuant to the rights and restrictions attached to the Class B Share.

Filling of Casual Vacancies

6.19 If at any time a director of Ballard elected by DBF Holdings as holder of the Class A Share or the Class B Share ceases to be a director of Ballard for any reason before the expiry of such director's term, the resulting vacancy may only be filled

     (a) by a new director elected by a separate class vote of DBF Holdings as the holder of such share, and

     (b) if, after such election, the number of directors elected by DBF Holdings as holder of such share would not exceed the number of such directors DBF Holdings would be entitled to elect if a meeting of the holders of Ballard Common Shares at which directors had been elected (other than to fill a vacancy) or removed or at which the number of directors permitted to be elected to the board of directors of Ballard is changed had been held immediately before such election.

Officer Nomination Rights

6.20 Each of the Ballard Base Shareholders will have the non-exclusive right to nominate for consideration by the board of directors of Ballard an individual for each of the following five offices: the Chief Executive Officer; Chief Financial Officer; Chief Technology Officer (or other officer to whom the persons responsible for research and development at Ballard report); Vice-President, Transportation; and the Vice-President, Strategic Development

(or other officer to whom the persons responsible for intellectual property at Ballard report); or, in each case, the substantially equivalent office.

Officer Replacement Rights

6.21 The Ballard Base Shareholders will, acting jointly and on reasonable notice given to the Chief Executive Officer of Ballard, have the right to require the replacement of the individual holding the following three offices: Chief Technology Officer (or other officer to whom the persons responsible for research and development at Ballard report); Vice-President, Transportation; and the Vice-President, Strategic Development (or other officer to whom the persons responsible for intellectual property at Ballard report) or, in each case, the substantially equivalent office.

Special Approval Rights for DCX/Ford Nominees

6.22     Subject to ss.6.23,

     (a) as long as the members of the DCX Group and the Ford Group own at least

          (i) an aggregate of one-third of all of the outstanding Ballard Common Shares, not including any Ballard Common Shares issued in consideration of a material investment in, or acquisition of, a Person other than a wholly-owned subsidiary of Ballard that was required to be approved, and was approved under this ss.6.22, and

          (ii) an aggregate of at least 20% of all of the outstanding Ballard Common Shares, and

     (b) as long as

          (i) the members of the DCX Group own all of the Base DCX Ballard Shares, other than Base DCX Ballard Shares transferred to a member of the Ford Group,

          (ii) the members of the Ford Group own all of the Base Ford BPS Shares, other than the Base Ford BPS Shares transferred to a member of the DCX Group,

          (iii) the members of the DCX Group own a sufficient number of Ballard Common Shares to entitle DCX to direct DBF Holdings to elect at least one director of Ballard,

          (iv) the members of the Ford Group own a sufficient number of Ballard Common Shares to entitle Ford to direct DBF Holdings to elect at least one director of Ballard, and

          (v) each of DCX and Ford directed DBF Holdings to elect at least one director of Ballard at the most recent time when entitled to do so, the following decisions may not be made or actions taken unless approved by a number of directors of Ballard equal to one director more than a majority of the directors of Ballard who are entitled to vote and who do vote on such decision, including at least one director elected by DBF Holdings at the direction of either DCX or Ford,

     (c) a reduction in size of the board of directors of Ballard below 12 directors,

     (d) the sale of all or substantially all of the Ballard Business or the assets, property or intellectual property of all members of the Ballard Group,

     (e) any mortgage, grant of security interest, pledge or encumbrance on all or substantially all of the assets, property or intellectual property of all members of the Ballard Group,

     (f) any amalgamation, arrangement or statutory reorganization of Ballard with another entity other than a subsidiary of Ballard,

     (g) any amendment or restatement of

          (i) the Ballard articles of incorporation, or

          (ii) the By-laws of Ballard that is inconsistent with the terms of the Third Alliance Agreement,

     (h) the voluntary commencement of bankruptcy or similar proceedings of any member of the Ballard Group,

     (i) a reduction in the stated capital of Ballard,

     (j) any change of the name of Ballard,

     (k) a consolidation (reverse split) of Ballard Common Shares,

     (l) the approval of the annual business plan or budget or any changes thereto, the approval of or any material change to the strategic plan or any material change to Ballard's strategic framework,

     (m) capital investment (or sale) by Ballard or a wholly-owned subsidiary of Ballard, that is not included in a budget approved under ss.(l) if the amount of such investment (or sale), together with all other such unbudgeted investments (or sales) made in the same calendar year would exceed the greater of

          (i) $15 million, increasing to $30 million after December 31, 2007, and

          (ii) the lesser of

               (A)  25%  of  the  total  capital   budget  of  Ballard  and  its
               wholly-owned Subsidiaries for such calendar year, and

               (B) $100 million,

     (n) investment, by way of cash, property or securities, (or sale of an investment) by Ballard or a wholly-owned subsidiary of Ballard in a Person other than a wholly-owned subsidiary of Ballard, or a sale of a wholly-owned subsidiary, other than investments (or sales) provided for in a budget approved under ss.(l), that exceeds the greater of

          (i) $25 million, and

          (ii) the lesser of

               (A) 25% of the total budget for investments in Persons other than wholly-owned Subsidiaries of Ballard for such calendar year, and

               (B) $100 million, and

     (o) other than as provided in a business plan or in a budget approved under ss.(l) and subject to the requirements in ss.(m) and ss.(n), to authorize any member of the Ballard Group to

          (i) borrow money, grant security, guaranty liabilities and obligations of another Person, other than liabilities or obligations of wholly-owned Subsidiaries, in excess of $50 million in any calendar year, and

          (ii) incur liabilities and other obligations, other than in the ordinary course of business, in excess of $25 million in any calendar year.

Majority Vote of Directors

6.23 If, while ss.6.22 is applicable, one or more directors of Ballard elected by DBF Holdings at the direction of either DCX or Ford,

     (a) is prohibited under the Canada Business Corporations Act from voting on a matter specified in any of ss.6.22(c) to ss.6.22(o), inclusive,

     (b) abstains from voting on a matter specified in any ofss.6.22(c) to ss.6.22(o), inclusive, other than an abstention for the reason referred to in ss.6.23(a), or

     (c) does not participate, in person or by way of telephone, in a meeting of the board of directors of Ballard at which a matter specified in any of ss.6.22(c) to ss.6.22(o), inclusive, is considered, other than solely as a result of the occurrence of circumstances preventing such participation that are entirely beyond the control or remedy of such director (including, but not limited to, a medical emergency or accident of such director or an immediate family member of such director), such matter will not be subject to ss.6.22, and may be approved by a majority of the votes cast at a meeting of the board of directors of Ballard.

Individual Special Approval Rights for DCX Nominees

6.24 Subject to ss.6.25, if ss.6.22(a) or ss.6.22(b) no longer applies, and the members of the DCX Group own at any subsequent time

     (a) at least 37.92% of the outstanding Ballard Common Shares, or

     (b) all of the Base DCX Ballard Shares and all of the Ballard Common Shares that were Base Ford BPS Shares when a member of the Ford Group owned them,

then after such time and as long as,

     (c) the members of the DCX Group own at least

          (i) an aggregate of one-third of all of the outstanding Ballard Common Shares, not including any Ballard Common Shares issued in consideration of a material investment in, or acquisition of, a Person other than a wholly-owned subsidiary of Ballard that was required to be approved, and was approved under ss.6.22 or this ss.6.24, and

          (ii) an aggregate of at least 20% of all of the outstanding Ballard Common Shares, and

     (d) the members of the DCX Group own all of the Base DCX Ballard Shares

and ss.12.2 of the Third Alliance Agreement is applicable, the decisions in ss.6.22(c) to ss.6.22(o), inclusive, will require the approval of a number of directors of Ballard equal to one director more than a majority of the directors of Ballard who are entitled to vote and who do vote on such decision, including at least one of the directors elected by DBF Holdings at the direction of DCX.

Majority Vote of Directors

6.25 If, while ss.6.24 is applicable, one or more directors of Ballard elected by DBF Holdings at the direction of DCX,

     (a) is prohibited under the Canada Business Corporations Act from voting on a matter specified in any of ss.6.22(c) to ss.6.22(o), inclusive,

     (b) abstains from voting on a matter specified in any of ss.6.22(c) to ss.6.22(o), inclusive, other than an abstention for any reason referred to in ss.6.25(a), or

     (c) does not participate, in person or by way of telephone, in a meeting of the board of directors of Ballard at which a matter specified in any of ss.6.22(c) to ss.6.22(o), inclusive, is considered, other than solely as a result of the occurrence of circumstances preventing such participation that are entirely beyond the control or remedy of such director (including, but not limited to, a medical emergency or accident of such director or an immediate family member of such director), such matter will not be subject to ss.6.24, and may be approved by a majority of the votes cast at a meeting of the board of directors of Ballard.

Individual Special Approval Rights for Ford Nominees

6.26 Subject to ss.6.27, if ss.6.22(a) or ss.6.22(b) no longer applies, and the members of the Ford Group own at any subsequent time

     (a) at least 37.92% of the outstanding Ballard Common Shares, or

     (b) all of the Base Ford BPS Shares and all of the Ballard Common Shares that were Base DCX Ballard Shares when a member of the DCX Group owned them,

then after such time and as long as,

     (c) the members of the Ford Group own at least

          (i) an aggregate of one-third of all of the outstanding Ballard Common Shares, not including any Ballard Common Shares issued in consideration of a material investment in, or acquisition of a Person other than a wholly-owned subsidiary of Ballard that was required to be approved, and was approved under ss.6.22 or this ss.6.26, and

          (ii) an aggregate of at least 20% of all of the outstanding Ballard Common Shares, and

     (d) the members of the Ford Group own all of the Base Ford BPS Shares

and ss.12.2 of the Third Alliance Agreement is applicable, the decisions in ss.6.22(c) to ss.ss.6.22(o), inclusive, will require the approval of a number of directors of Ballard equal to one director more than a majority of the directors of Ballard who are entitled to vote and who do vote on such decision, including at least one of the directors elected by DBF Holdings at the direction of Ford.

Majority Vote of Directors

6.27 If, while ss.6.26 is applicable, one or more directors of Ballard elected by DBF Holdings at the direction of Ford,

     (a) is prohibited under the Canada Business Corporations Act from voting on a matter specified in any of ss.6.22(c) to ss.6.22(o), inclusive,

     (b) abstains from voting on a matter specified in any of ss.6.22(c) to ss.6.22(o), inclusive, other than an abstention for the reason referred to in ss.6.27(a), or

     (c) does not participate, in person or by way of telephone, in a meeting of the board of directors of Ballard at which a matter specified in any of ss.6.22(c) to ss.ss.6.22(o), inclusive, is considered, other than solely as a result of the occurrence of circumstances preventing such participation that are entirely beyond the control or remedy of such director (including, but not limited to, a medical emergency or accident of such director or an immediate family member of such director), such matter will not be subject to ss.6.26, and may be approved by a majority of the votes cast at a meeting of the board of directors of Ballard.

DBF Holdings Unanimous Shareholder Agreement

6.28 The Parties intend the provisions in ss.6.28 through ss.6.41, inclusive, to be

     (a) a unanimous shareholder agreement as defined in section 2(1) of the Canada Business Corporations Act with respect to DBF Holdings, its business and affairs and the power and authority of the directors and shareholders of DBF Holdings, and

     (b) a pooling agreement as contemplated by section 146(1) of the Canada Business Corporations Act with respect to the exercise of voting rights attached to the DBF Shares.

Ownership of DBF Shares

6.29 The Parties acknowledge that each of DCX, Ballard and Ford own the following DBF Shares:

                 DCX                       50 Class A Common shares
                 Ballard                  100 Class B Common shares
                 Ford                      50 Class C Common shares

and no other Person has any interest in or right, present or future, contingent or absolute, to purchase or otherwise acquire any DBF Shares or any interest in any DBF Shares.

Business of DBF Holdings

6.30 The business and activities of DBF Holdings will be restricted to

     (a) the subscription for, and purchase and ownership of, the Class A Share and the Class B Share,

     (b) the entering into of the Third Alliance Agreement, and

     (c) the exercise of the rights and privileges attached to the Class A Share and the Class B Share subject to the restrictions and conditions attached to such shares and the restrictions pursuant to this Part 6.

DBF Board of Directors

6.31 The number of directors of DBF Holdings will be a minimum of three and a maximum of five and

     (a) the DCX Group, as the sole holder of DBF Class A Common Shares, will have the exclusive right to elect one director of DBF Holdings,

     (b) the Ford Group, as the sole holder of DBF Class C Common Shares, will have the exclusive right to elect one director of DBF Holdings, and

     (c) the Ballard Group, as the sole holder of DBF Class B Common Shares, will have the exclusive right to

          (i) determine the number, within the limits contained in the Articles of DBF Holdings, of directors of DBF Holdings, and

          (ii) appoint two less than the number so determined of the directors of DBF Holdings.

Power and Authority of DBF Directors

6.32 The power and authority of the directors and officers of DBF Holdings to manage the business and affairs of DBF Holdings is restricted to

     (a) the matters set out in ss.6.7 and ss.6.8,

     (b) taking the necessary steps to maintain the corporate existence and good standing of DBF Holdings, and

     (c) appointing corporate representatives or officers to

          (i) vote the Class A Share and the Class B Share pursuant to ss.6.32(a), and

          (ii) take the steps referred to in ss.6.32(b).

Removal and Replacement of DBF Directors

6.33 If at any time a director of DBF Holdings votes or otherwise acts in a manner inconsistent with the Third Alliance Agreement, the shareholder that elected such director will forthwith cause such director to be removed as a director of DBF Holdings and fill the vacancy created by such removal.

Appointment of DCX as Corporate Representative

6.34 DCX is irrevocably entitled to act as the sole corporate representative of DBF Holdings to

     (a) exercise the exclusive rights of DBF Holdings, as described under ss.6.3, to elect, remove and fill vacancies of directors on the board of directors of Ballard elected in accordance with the rights attaching to the Class A Share; provided that DBF Holdings will not exercise its right to round up the number of directors of Ballard it is entitled to elect in accordance with the rights attaching to the Class A Share if,

          (i) the members of the DCX Group have not, in respect of any two consecutive previous Equity Financings by Ballard, purchased at least

               (A) the number of Equity Securities pursuant to ss.2.10 equal to the lesser of

                    (I) the product obtained when

                        a. the  number of Equity Securities offered in each such
                           Equity Financing

                    is multiplied by

                        b. the quotient obtained when

                                (1) the DCX Proportion

                        is divided by

                                (2) the aggregate of the DCX Proportion and the Ford Proportion, and

                    (II) the number of Equity Securities so that, immediately after such purchase, the members of the DCX Group would own, in the aggregate, at least the number of Ballard Common Shares, calculated on a Fully Issued basis, equal to the product obtained when

                        a. the DCX Proportion,

                    is multiplied by

                        b. the total number of Ballard Common Shares, calculated on a Fully Issued basis, outstanding immediately after such purchase, or

               (B) the number of Equity Securities pursuant to ss.2.14 that when issued to members of the DCX Group would result in the members of the DCX Group owning the same proportion of the outstanding Ballard Common Shares, calculated on a Fully Issued basis, as they would have owned on the date that is 90 days after the date that the Equity Financing was completed, or such earlier date that Ballard issued Equity Securities to DCX under ss.2.14 with respect to each such Equity Financing, if the members of the DCX Group had purchased the number of Equity Securities equal to the least of the number of Equity Securities calculated

                    (I) under ss.6.34(a)(i)(A) with respect to each such Equity Financing,

                    (II) under ss.2.14(b) with respect to each such Equity Financing, or

                    (III) under 2.16 with respect to each such Equity Financing,

          unless at any time after the completion of the later of such Equity Financings, the members of the DCX Group have again owned at least the DCX Proportion of the outstanding Ballard Common Shares and for the purposes of this ss.6.34(a)(i), the Ballard Common Shares purchased by the DCX Group pursuant to ss.2.1 will be counted as Ballard Common Shares purchased pursuant to ss.2.10 to the extent needed to satisfy the minimum purchase requirement set out in this ss.6.34(a)(i) in such Equity Financings but each Ballard Common Share purchased under ss.2.1 may only be counted once for such purpose, or

          (ii) any member of the DCX Group has sold any Ballard Common Share, other than Ballard Common Shares acquired after the Closing Date as consideration for the transfer to Ballard of certain technology developed by FT, to any Person other than another member of the DCX Group or a member of the Ford Group,

     (b) vote the Class A Shares for or against, in its discretion, any separate class resolution to approve any amendment to the Ballard articles of incorporation

          (i) to change the number of Class A Share in the authorized capital of Ballard,

          (ii) to alter or change any of the rights, privileges, restrictions or conditions attached to the Class A Share, or

          (iii) that would prejudice or interfere with the rights of DCX and DBF Holdings as holder of the Class A Share to elect and remove directors of Ballard and to fill vacancies resulting from the removal, resignation, death or disqualification of directors elected by DBF Holdings as holder of the Class A Share, and

     (c) to, as long as ss.6.24 is applicable, take actions to enforce any right, or obtain and enforce any order or other remedy that DBF Holdings may have as a holder of the Class A Share, in respect of any decision or action listed in the rights, privileges, restrictions and conditions of such shares in the Ballard articles of incorporation, if Ballard makes such decision, or takes such action, without the approval required pursuant to such rights, privileges, restrictions and conditions, at a time when the making of such decision or the taking of such action is restricted pursuant to such rights, privileges, restrictions and conditions, and

     (d) request the redemption or conversion of the Class A Share in accordance with ss.6.14(b).

Appointment of Ford as Corporate Representative

6.35 Ford is irrevocably entitled to act as the sole corporate representative of DBF Holdings to

     (a) exercise the exclusive rights of DBF Holdings, as described under ss.6.4, to elect, remove and fill vacancies of directors on the board of directors of Ballard elected in accordance with the rights attaching to the Class B Share; provided that DBF Holdings will not exercise its right to round up the number of directors of Ballard it is entitled to elect in accordance with the rights attaching to the Class B Share if,

          (i) the members of the Ford Group have not, in respect of any two consecutive previous Equity Financings by Ballard, purchased at least

               (A) the number of Equity Securities pursuant to ss.2.11 equal to the lesser of

                    (I) the product obtained when

                        a. the number of Equity Securities offered in each such Equity Financing is multiplied by

                        b. the quotient obtained when

                                (1) the Ford Proportion

                        is divided by

                                (2) the aggregate of the DCX Proportion and the Ford Proportion, and

                    (II) the number of Equity Securities so that, immediately after such purchase, the members of the Ford Group would own, in the aggregate, at least the number of Ballard Common Shares, calculated on a Fully Issued basis, equal to the product obtained when

                        a. the Ford Proportion,

                    is multiplied by

                        b. the total number of Ballard Common Shares, calculated on a Fully Issued basis, outstanding immediately after such purchase, or

               (B) the number of Equity Securities pursuant to ss.2.15 that when issued to members of the Ford Group would result in the members of the Ford Group owning the same proportion of the outstanding Ballard Common

               Shares, calculated on a Fully Issued basis, as they would have owned on the date that is 90 days after the date that the Equity Financing was completed, or such earlier date that Ballard issued Equity Securities to Ford under ss.2.15 with respect to each such Equity Financing, if the members of the Ford Group had purchased the number of Equity Securities equal to the least of the number of Equity Securities calculated

                    (I) under ss.6.35(a)(i)(A) with respect to each such Equity Financing,

                    (II) under ss.2.15(b) with respect to each such Equity Financing, or

                    (III) under ss.2.16 with respect to such Equity Financing,

          unless at any time after the completion of the later of such Equity Financings, the members of the Ford Group have again owned at least the Ford Proportion of the outstanding Ballard Common Shares and for the purposes of this ss.6.35(a)(i), the Ballard Common Shares purchased by the Ford Group pursuant to ss.2.2 will be counted as Ballard Common Shares purchased pursuant to ss.2.11 to the extent needed to satisfy the minimum purchase requirement set out in this ss.6.35(a)(i) in such Equity Financings but each Ballard Common Share purchased under ss.2.2 may only be counted once for such purpose, or

          (ii) any member of the Ford Group has sold any Ballard Common Shares to any Person other than another member of the Ford Group or a member of the DCX Group,

     (b) vote the Class B Shares for or against, in its discretion, any separate class resolution to approve any amendment to the Ballard articles of incorporation

          (i) to change the number of Class B Share in the authorized capital of Ballard,

          (ii) to alter or change any of the rights, privileges, restrictions or conditions attached to the Class B Share, or

          (iii) that would prejudice or interfere with the rights of Ford and DBF Holdings as holder of the Class B Share to elect and remove directors of Ballard and to fill vacancies resulting from the removal, resignation, death or disqualification of directors elected by DBF Holdings as holder of the Class B Share, and

     (c) to, as long as ss.6.26 is applicable, take actions to enforce any right, or obtain and enforce any order or other remedy that DBF Holdings may have as a holder of the Class B Share, in respect of any decision or action listed in the rights, privileges, restrictions and conditions for such shares in the Ballard articles of incorporation, if Ballard makes such decision, or takes such action, without the approval required pursuant to such rights, privileges, restrictions and conditions, at a time when the making of such decision or the taking of such action is restricted pursuant to such rights, privileges, restrictions and conditions, and

     (d) request the redemption or conversion of the Class B Share in accordance with ss.6.15(b).

Appointment of DCX and Ford as Corporate Representatives

6.36 DCX and Ford will be entitled to act jointly as the corporate representatives of DBF Holdings to take actions to enforce any right, or obtain and enforce any order or other remedy that DBF Holdings may have as a holder of the Class A Share and the Class B Share, in respect of any decision or action listed in the rights, privileges, restrictions, and conditions for such shares in the Ballard articles of incorporation if Ballard makes such decision, or takes such action, without the approval required pursuant to such rights, privileges, restrictions and conditions, at a time when the making of such decision or the taking of such action is restricted pursuant to such rights, privileges, restrictions and conditions.

Disposition of Shares

6.37 Except with the prior written consent of each other of DCX, Ford and Ballard, provided they own DBF Shares, none of DCX, Ford or Ballard will sell, assign, transfer or otherwise dispose of any DBF Shares to any Person; provided that the granting of one or more mortgages, pledges, hypothecations or other security interests of or in DBF Shares will not constitute a disposition of such shares until such mortgage, pledge, hypothecation or security interest is enforced and the restrictions on transfer of DBF Shares set out in the Third Alliance Agreement will apply to any transfer to or at the direction of the holder of any such mortgage, pledge, hypothecation or security interest.

Third Party Interests

6.38 Except as expressly authorized in ss.6.31 through ss.6.37, inclusive, DBF Holdings will not, without the unanimous consent of the shareholders of DBF Holdings, take or purport to take any action, including

     (a) any action that could result in any Person, other than DBF Holdings, acquiring any interest in the Class A Share or the Class B Share, or

     (b) any action to issue any share or other security in the capital of DBF Holdings.

Redemption of DBF Shares

6.39 DBF Holdings may redeem, in accordance with the Articles of DBF Holdings, all of the DBF Shares owned

     (a) by DCX if at any time the Class A Share is redeemed or converted pursuant to ss.6.14, and

     (b) by Ford if at any time the Class B Share is redeemed or converted pursuant to ss.6.15.

DBF Share Certificates

6.40 Any share certificate issued or to be issued by DBF Holdings will have placed on such certificate the following legend:

     "The transfer of the securities represented by this certificate is subject to the provisions of a Third Alliance Agreement made November 30, 2001 among Ballard Power Systems Inc., DaimlerChrysler AG, Ford Motor Company and DBF Pref Share Holdings Inc. Copies of the Third Alliance Agreement are on file at the office of the Corporate Secretary of DBF Pref Share Holdings Inc."

Termination of DBF Holdings Unanimous Shareholder Agreement

6.41 The provisions of ss.6.28 through ss.6.39, inclusive, will cease and terminate if

     (a) the Class A Share and the Class B Share are not outstanding, or

     (b) Ford, DCX and Ballard agree to terminate such provisions.

                                     Part 7

                                   TERMINATION

Termination on failure to Cure a Fundamental Breach

7.1 If a party to the Third Alliance Agreement does not cure a Fundamental Breach (as defined in the Third Alliance Agreement) for which it has received a notice of Fundamental Breach, within the period of time prescribed in the Third Alliance Agreement, and the Fundamental Breach is not waived, and

     (a) the breaching party is either DCX or Ford, the party or parties that gave notice of such Fundamental Breach may, by notice (the "Notice of Ejection") within 60 days from the expiry of the notice period set forth in the Third Alliance Agreement, terminate all the rights of the breaching party pursuant to the agreement and all other agreements contemplated in the agreement, and

          (i) if a Notice of Ejection is given by DCX to Ford, DCX may give notice to Ford that a member of the DCX Group will purchase a number of Ballard Common Shares equal to the lesser of

               (A) all Ballard Common Shares owned by the Ford Group, and

               (B) a number of Ballard Common Shares owned by the Ford Group equal to the number of Ballard Common Shares that would result in the DCX Group owning, in the aggregate, 37.92% of the outstanding Ballard Common Shares and Ford will sell, and will ensure each member of its Group sells, to DCX within seven days of the receipt of the Notice of Ejection such number of Ballard Common Shares owned by it, or

          (ii) if a Notice of Ejection is given by Ford to DCX, Ford may give notice to DCX that a member of the Ford Group will purchase a number of Ballard Common Shares equal to the lesser of

               (A) all Ballard Common Shares owned by the DCX Group, and

               (B) a number of Ballard Common Shares owned by the DCX Group equal to the number of Ballard Common Shares that would result in the Ford Group owning, in the aggregate, 37.92% of the outstanding Ballard Common Shares and DCX will sell, and will ensure each member of its Group sells, to Ford within seven days of the receipt of the Notice of Ejection such number of Ballard Common Shares owned by it and Ballard agrees to consent to such sale, and the price for the Ballard Common Shares to be sold pursuant to this section will be 50% of the amount equal to the simple average of the closing price of the Ballard Common Shares for each of the Business Days on which there was a closing price for such shares falling not more than 20 Business Days before the date of the Notice of Ejection, and the purchaser of such shares will obtain all necessary approvals, if any, of governmental authorities or stock exchanges for the purchase of such shares, or

     (b) the breaching party is Ballard, any non-breaching party may, by notice (the "Notice of Termination") to Ballard, terminate the agreement for cause effective the date of the Notice of Termination. Unless so terminated, the agreement will continue in full force and effect except as otherwise expressly provided herein.

Effect of Uncured Fundamental Breach on Participation in Equity Financings

7.2 If Ballard is the breaching party for a Fundamental Breach, a non-breaching party will have no obligation to participate in the Equity Financings referred to in ss.2.1 or ss.2.2,

     (a) at any time during the notice period for the breach that the rights of the non-breaching party under this section in respect of a Fundamental Breach have not terminated, or

     (b) if Ballard does not cure a Fundamental Breach for which it has received a Notice of Fundamental Breach within the notice period for the breach and the Fundamental Breach is not waived.